Exhibit 3.6

MANAGEMENT INFORMATION CIRCULAR

Annual Meeting of Shareholders
to be held on April 16, 2025

NOTICE OF ANNUAL MEETING

The annual meeting (the “Meeting”) of shareholders of Strathcona Resources Ltd. (“Strathcona” or the “Company”) will be held on April 16, 2025 at 9:00 a.m. (Calgary time).

The Meeting will have the following purposes:

•	to receive the consolidated financial statements of the Company for the year ended December 31, 2024, together with the notes thereto and the auditors’ report thereon;

•	to elect the directors of the Company;

•	to appoint the auditors of the Company;

•	to confirm the amended and restated by-laws of the Company; and

•	to transact such other business as may properly be brought before the Meeting or any adjournment or postponement of the Meeting.

The Meeting will be held in a virtual-only format, which will be conducted via live audio webcast at:

https://web.lumiconnect.com/243528938

password: strathcona2025

The accompanying management information circular (the “Circular”), which forms part of this notice, provides detailed information on how to access and participate in the Meeting, matters to be dealt with at the Meeting and detailed instructions on how to vote.

Shareholders registered at the close of business on February 28, 2025 will be entitled to receive notice of and vote at the Meeting. Shareholders are encouraged to express their vote in advance by completing the form of proxy or voting instruction form provided to them.

By order of the Board of Directors of Strathcona Resources Ltd.

(signed) “Adam Waterous”

Adam Waterous

Executive Chairman

March 4, 2025, Calgary, Alberta

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TABLE OF CONTENTS
i	NOTICE OF ANNUAL MEETING

1	MANAGEMENT INFORMATION CIRCULAR

2	VOTING AND PARTICIPATION INFORMATION

6	BUSINESS OF THE MEETING
6	Financial Statements
6	Election of Directors
6	Appointment of Auditors
6	Confirmation of Amended and Restated By-Laws
6	Other Business

7	DIRECTORS
7	Changes in 2024
8	Nominees
13	Director Compensation
14	Additional Information Regarding Directors

15	CORPORATE GOVERNANCE
15	Board of Directors
15	Board Oversight Responsibilities
16	Position Descriptions
17	Board Committees
18	Director Independence
19	Nomination of Directors
20	Orientation and Continuing Education
20	Ethical Business Conduct

21	STATEMENT OF EXECUTIVE COMPENSATION
21	Executive Compensation Overview
22	Compensation Discussion and Analysis
25	Summary Compensation Table
26	Termination and Change of Control Benefits
26	Indebtedness of Directors and Executive Officers

26	HOW TO CONTACT US

27	GLOSSARY OF TERMS

29	APPENDIX A – AMENDED AND RESTATED BY-LAW NO.1

44	APPENDIX B – BOARD MANDATE

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MANAGEMENT INFORMATION CIRCULAR

Virtual Only Meeting

You are invited to virtually attend the annual meeting of shareholders of Strathcona to be held on April 16, 2025 at 9:00 a.m. (Calgary time) for the purposes indicated in the accompanying Notice of Annual Meeting. The Meeting will be held in a virtual-only format, which will be conducted via live audio webcast at https://web.lumiconnect.com/243528938, password: strathcona2025.

About This Circular

Information in this Circular is given as of March 4, 2025 unless otherwise noted. Certain terms used in this Circular are defined in the glossary at the end of this Circular. Unless otherwise stated, all amounts in this Circular are presented in Canadian dollars.

Interest of Informed Persons in Material Transactions

Other than in respect of the WEF Investment Rights Agreement and the completed disposition of common shares by certain limited partnerships comprising WEF completed on January 31, 2025, to the knowledge of the directors and officers of Strathcona, none of the directors or executive officers of Strathcona, nor any person or company that beneficially owns, controls or directs, directly or indirectly, more than 10% of the voting rights attached to all outstanding common shares, nor any of their respective associates or affiliates, has or has had any material interest, direct or indirect, in any transaction since January 1, 2024 or in any proposed transaction which has materially affected or is reasonably expected to materially affect Strathcona or a subsidiary thereof.

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VOTING AND PARTICIPATION INFORMATION

This Circular is furnished in connection with the solicitation by or on behalf of management of Strathcona of proxies to be used at the Meeting. It is expected that solicitation will be primarily by mail, but proxies may also be solicited personally, by telephone or facsimile or other similar means by Strathcona employees or agents. All costs of the solicitation will be paid by Strathcona.

You are entitled to vote if you are a shareholder of record as of the close of business on February 28, 2025, the record date for the Meeting. Each Strathcona common share is entitled to one vote. A simple majority of votes (50% plus one vote) cast at the Meeting or by proxy is required to approve all matters to be considered at the Meeting.

Please read the following for commonly asked questions and answers regarding voting and proxies.

How will I be able to attend and participate in the Meeting?

The Company is holding the Meeting in a virtual-only format via live audio webcast. The Board has determined that a virtual meeting format affords ease of participation for the shareholders of Strathcona. You can participate online using your smartphone, tablet or computer. Attending the Meeting online enables registered shareholders and duly appointed proxyholders, including beneficial (i.e. non-registered) shareholders who have duly appointed themselves as proxyholder, to listen to and view the Meeting, ask questions and vote. Beneficial shareholders who have not duly appointed themselves as proxyholders will only be able to attend the Meeting as guests. Guests will be able to listen to and view the Meeting, but will not be able to vote or ask questions at the Meeting.

To attend the Meeting, login to the Meeting at https://web.lumiconnect.com/243528938. Registered shareholders and duly appointed proxyholders must select “I have a Control Number/Username” and enter their control number or username and the password “strathcona2025” (case sensitive). All other participants, including beneficial shareholders that have not duly appointed and registered themselves as proxyholder, must select “I am a guest” and then complete the online form to access the Meeting.

If you attend the Meeting, it is important to stay connected to the internet at all times during the Meeting in order to vote. It is your responsibility to ensure connectivity for the duration of the Meeting. We recommend that you login at least thirty to sixty minutes before the Meeting begins to confirm that the browser on your device is compatible. You will need the latest version of Chrome, Safari, Edge or Firefox. Internet Explorer is not supported. Internal network security protocols including firewalls and VPN connections may block access to the Lumi platform for the Meeting. If you are experiencing any difficulty connecting to or watching the Meeting, ensure your VPN setting is disabled or use a computer on a network not restricted to security settings of your organization.

Registered shareholders and duly appointed proxyholders may submit questions at any time during the Meeting. If you wish to submit a question during the Meeting, select the messaging tab on the online platform, type your question within the box at the top of your screen and click the send arrow. Questions asked related to the business of the Meeting will be answered in the order received for each item of business. General questions asked relating to Strathcona’s business or its operations may be discussed following the formal portion of the Meeting. Questions may be edited or paraphrased and substantially similar questions may be grouped and answered once to avoid repetition. Shareholders will be afforded the same opportunities to participate as at an in-person meeting.

Additional details on meeting participation are set forth in the Virtual Meeting User Guide that is available on our website at www.strathconaresources.com. In the event you require support during the registration, login or voting process, please go to https://www.lumiglobal.com/faq for more information.

What am I voting on?

You will be voting on:

•	the election of the directors of the Company;

•	the appointment of Deloitte LLP as auditors of the Company; and

•	the confirmation of the amended and restated by-laws of the Company.

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What if amendments are made to these matters or if other matters are brought before the Meeting?

If you attend the Meeting and are eligible to vote, you may vote on such matters as you choose. If you have completed and returned a proxy, the common shares represented by your proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, the common shares will be voted accordingly. The persons named in the proxy form will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Annual Meeting and to other matters that may properly be brought before the Meeting. As of the date of this Circular, management of Strathcona knows of no such amendment, variation or other matter expected to be brought before the Meeting. If any other matters are properly brought before the Meeting, the persons named in the proxy form will vote on them in accordance with their best judgment.

How can a registered shareholder vote?

You are a registered shareholder if your shares are registered in your name. If you are a registered shareholder and are eligible to vote, you can vote your shares in one of the following ways:

1.	In advance of the Meeting:

a.	By Internet: By going to https://vote.odysseytrust.com and using the 12-digit control number listed on your form of proxy.

b.	By Email: By emailing your duly completed form of proxy to proxy@odysseytrust.com.

c.	By Mail: By mailing your duly completed form of proxy using the enclosed return envelope or one addressed to Odyssey Trust Company, Proxy Department, Traders Bank Building 702, 67 Yonge Street Toronto, Ontario M5E 1J8.

To be valid, proxy forms and votes received by internet, email or mail must be received in each case no later than 9:00 a.m. (Calgary time) on April 14, 2025 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

2.	At the Meeting (Virtually): By completing the electronic ballot online during the Meeting. See the Virtual Meeting User Guide for detailed voting instructions.

How can a beneficial shareholder vote?

You are a beneficial shareholder if your shares are not registered in your name, but are held in the name of a nominee (usually a bank, trust company, securities broker or other financial institution). You should have received a package of information in respect of the Meeting from your nominee, including a voting instruction form. Your nominee is required to seek your instructions as to how to vote your shares at the Meeting.

If you are a beneficial shareholder and are eligible to vote, you can vote your shares in one of the following ways:

1.	In advance of the Meeting: By following the instructions in the voting instruction form provided by your nominee.

2.	At the Meeting (Virtually): By completing the electronic ballot as a duly appointed proxyholder online during the Meeting. See “How do I appoint myself or another person as proxyholder?” below for instructions on how to appoint yourself as proxyholder and the Virtual Meeting User Guide for detailed voting instructions.

Beneficial shareholders who have not duly appointed themselves as proxyholders will not be able to vote or ask questions during the Meeting but will be able to participate virtually as a guest. This is because Strathcona does not have access to all of the names of its beneficial shareholders, and as a result we will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as a proxyholder.

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Who votes my shares and how will they be voted if I return a proxy?

By properly completing and returning a proxy, you are authorizing the person named in the proxy to attend the Meeting and vote your shares in accordance with your instructions. If you do not specify an alternate proxyholder, the management nominees named in your form of proxy or voting instruction form will be assigned to vote your shares.

You have the right to appoint the person or company of your choice as proxyholder, who does not need to be a shareholder, to virtually attend and act on your behalf at the Meeting. See “How do I appoint myself or another person as proxyholder?” below for instructions on how to appoint your choice of proxyholder.

The shares represented by your proxy must be voted or withheld from voting according to your instructions in the proxy. If you properly complete and return your proxy, but do not specify how you wish your shares to be voted, your shares will be voted or withheld from voting as your proxyholder, in their discretion, sees fit. Unless contrary instructions are provided, shares represented by proxies received by the management nominees named in your form of proxy or voting instruction form will be voted FOR the election of each director nominee set forth in the “Nominee Directors” section of this Circular, the appointment of Deloitte LLP as auditors of the Company and the confirmation of the amended and restated by-laws of the Company.

How do I appoint myself or another person as proxyholder?

If you wish to appoint a person other than the persons named in the proxy form or voting instruction form to be your proxyholder (including yourself, if you are a beneficial shareholder), then follow the instructions below:

•	Step 1 – Submit your form of proxy or voting instruction form: In your form of proxy or voting instruction form, strike out the printed names of the management nominees and insert the name of your chosen proxyholder in the space provided and follow the instructions for submitting such form of proxy or voting instruction form set out in such document. This step 1 must be completed before registering such proxyholder (step 2), which is an additional step to be completed once you have submitted your form of proxy or voting instruction form.

•	Step 2 – Register your proxyholder: To register a third-party proxyholder (including yourself, if you are a beneficial shareholder), shareholders must send an email to appointee@odysseytrust.com by 9:00 a.m. (Calgary time) on April 14, 2025 and provide Odyssey with the required proxyholder contact information so that Odyssey may provide the proxyholder with a username via email. Without a username, proxyholders will not be able to vote at the meeting but will be able to participate as a guest.

If you are a beneficial shareholder located in the United States: To attend and vote at the Meeting you must first obtain a valid legal proxy from your nominee and then register in advance to attend the Meeting, by submitting a copy of your legal proxy to Odyssey. Requests for registration should be sent to: Odyssey Trust Company, Proxy Department, Traders Bank Building 702, 67 Yonge Street Toronto, Ontario M5E 1J8, OR emailed to proxy@odysseytrust.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 9:00 a.m. (Calgary time) on April 14, 2025. You will receive a confirmation of your registration by email once Odyssey receives your registration materials. Please note that you also are required to register your appointed proxyholder by sending an email to appointee@odysseytrust.com, per step 2 above.

Can I revoke a proxy or voting instruction?

If you are a registered shareholder and have returned a proxy, you may revoke it by:

1.	completing and signing a proxy bearing a later date, and delivering it to Odyssey not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting (or any adjourned or postponed meeting); or

2.	delivering a written statement, signed by you or your authorized attorney to:

A.	the Corporate Secretary of Strathcona Resources Ltd. at Suite 1900, 421 – 7th Avenue S.W., Calgary, Alberta T2P 4K9 at any time up to and including the last business day prior to the Meeting, or the business day preceding the date of any adjourned or postponed meeting; or

B.	the chair of the Meeting prior to the start of the Meeting.

If you are a registered shareholder, voting at the Meeting online will revoke your previously voted proxy.

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If you are a beneficial shareholder, contact your nominee for information on how to revoke your voting instruction.

How many shares are outstanding?

As of March 4, 2025, there were 214,235,608 common shares outstanding. We have no other class or series of voting shares outstanding.

Strathcona is majority owned and controlled by WEF. As of the date of this Circular, the entities forming WEF, being the WEF Shareholders, collectively are the registered owners of an aggregate of 170,536,718 common shares representing approximately 79.6% of the issued and outstanding common shares. The shares owned by certain of the WEF Shareholders are controlled through the WEF General Partners. The business and affairs of each WEF Shareholder and WEF General Partner are managed by the WEF Manager, which is owned indirectly and controlled by Adam Waterous, the Executive Chairman of the Board.

The following table sets out the holdings of certain of the WEF Shareholders, which, as of the date of this Circular are the only persons which, to the Company’s knowledge, beneficially own, or control or direct, directly or indirectly, 10% or more of the voting rights attached to the outstanding common shares.

Name	Number of Common Shares	% of Issued and Outstanding Common Shares
Waterous Energy Fund (International) LP	49,566,205	23.1%
Waterous Energy Fund (US) LP	48,217,002	22.5%
Waterous Energy Fund (Canadian) LP	23,284,981	10.9%
Waterous Energy Fund II Aggregator LP	21,531,553	10.1%

How will meeting materials be delivered?

We are using notice and access to deliver this Circular to our beneficial shareholders but not with respect to our registered shareholders. This means that Strathcona will post this Circular online for our beneficial shareholders to access electronically and will mail a paper copy of this Circular to registered shareholders. Beneficial shareholders will receive a package in the mail with a notice outlining the matters to be addressed at the Meeting, which will explain how to access and view this Circular electronically and how to request a paper copy at no charge. Beneficial shareholders will also receive a voting instruction form in the mail to vote their shares.

Beneficial shareholders can request a paper copy of this Circular free of charge for up to one year from the date it is filed on SEDAR+ at www.sedarplus.ca. If you would like to receive a paper copy of this Circular, please follow the instructions provided in the notice pursuant to notice and access, or contact Odyssey via their website at www.odysseytrust.com/ca-en/help/ or by phone at 1-888-290-1175 (within North America) or 1-587-885-0960 (outside North America). If you request a paper copy of this Circular, you will not receive a new voting instruction form, so you should keep the original form sent to you in order to vote your shares.

We will mail a paper copy of our consolidated financial statements for the year ended December 31, 2024 and MD&A to registered shareholders and those beneficial shareholders who previously requested to receive such information pursuant to applicable securities laws.

What if I have other questions?

If you have any questions regarding the Meeting, please contact our transfer agent and registrar, Odyssey, at 1-888-290-1175 (within North America) or 1-587-885-0960 (outside North America) or visit www.odysseytrust.com/ca-en/help/.

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BUSINESS OF THE MEETING

Financial Statements

The consolidated financial statements of Strathcona for the year ended December 31, 2024, together with the auditors’ report thereon, will be placed before the Meeting. These financial statements and accompanying MD&A have been mailed to the shareholders who requested such materials in accordance with applicable securities laws. Copies of these financial statements are available on our website at www.strathconaresources.com and available on SEDAR+ at www.sedarplus.ca.

Election of Directors

The nine nominees proposed for election as directors of Strathcona are as follows:

Adam Waterous	Cody Church	Andrew Kim

Steve Fagan	Connie De Ciancio	David Roosth

Navjeet (Bob) Singh Dhillon	Henry Hager	Connor Waterous

All nominees are currently members of the Board of Directors. Directors elected at the Meeting will hold office from the close of the Meeting until the next annual meeting of shareholders or until their successors are elected or appointed. See “Nominee Directors” for more information about the director nominees.

Unless directed otherwise, the management nominees named in the form of proxy will vote FOR the election of each of the nominees.

Appointment of Auditors

Management and the Board propose that Deloitte LLP be appointed as Strathcona’s auditors until the close of the next annual meeting of shareholders. Deloitte LLP has been Strathcona’s auditors since September 2022. Information regarding Strathcona’s Audit Committee and external audit service fees is set forth under the heading “Audit Committee Information” in the AIF.

Unless directed otherwise, the management nominees named in the form of proxy will vote FOR the appointment of Deloitte LLP.

Confirmation of Amended and Restated By-laws

On November 13, 2024, the Board approved amendments to Strathcona’s By-Law No. 1 relating to the transaction of the business and affairs of the Company (“By-Law No. 1”) in connection with the reorganization of the Company’s leadership structure announced on October 24, 2024. The amendments were generally administrative in nature and the amended and restated By-Law No. 1 reflects Strathcona’s current decentralized leadership structure without the position of a Chief Executive Officer. The amended and restated By-Law No. 1 is attached in Appendix A of this Circular.

Unless directed otherwise, the management nominees named in the form of proxy will vote FOR the confirmation of the amended and restated By-Law No. 1.

Other Business

Shareholders will vote on any other business as may properly be brought before the Meeting. As of the date of this Circular, management is not aware of any other matters to be brought before the Meeting.

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NOMINEE DIRECTORS

Strathcona’s articles stipulate that there shall be no more than fifteen and no fewer than three directors, and our by-laws specify that the number of directors to be elected at an annual meeting of shareholders shall be the number of directors then in office unless the directors otherwise determine. The term of office of each director is from the date of the Meeting at which he or she is elected or appointed until the next annual meeting of shareholders or until a successor is elected or appointed.

All nine nominees, being Adam Waterous, Steve Fagan, Navjeet (Bob) Singh Dhillon, Cody Church, Connie De Ciancio, Henry Hager, Andrew Kim, David Roosth and Connor Waterous, are currently members of the Board. Following the Meeting, and assuming that all proposed nominees for director are elected, as contemplated in this Circular, the Board will be composed of three independent directors and six non-independent directors.

Unless authority to do so is withheld, the management nominees named in the form of proxy intend to vote FOR the election of each of the proposed nominees. Management does not expect that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the form of proxy reserve the right to vote for another nominee at their discretion unless the proxy specifies the common shares are to be withheld from voting in the election of directors.

Changes in 2024

On October 31, 2024, Rob Morgan retired as President and Chief Executive Officer of Strathcona (see “Executive Compensation” for more information about the changes in management) and stepped down from the Board. Concurrently, David Roosth was appointed to the Board. At the November 13, 2024 meeting of the Board of Directors, the committees of the Board were recomposed. The table below outlines the committee memberships prior to the recomposition and as of March 4, 2025.

Committee	Members Prior to November 13, 2024	Members as of March 4, 2025
Audit	• Cody Church (Chair) • Navjeet (Bob) Singh Dhillon • Andrew Kim	• Cody Church (Chair) • Steve Fagan • Andrew Kim
Reserves	• Cody Church (Chair) • Navjeet (Bob) Singh Dhillon • Henry Hager	• Steve Fagan (Chair) • Navjeet (Bob) Singh Dhillon • David Roosth
Nominating	• Adam Waterous (Chair) • Navjeet (Bob) Singh Dhillon • Henry Hager	• Adam Waterous (Chair) • Navjeet (Bob) Singh Dhillon • Henry Hager
Compensation	• Navjeet (Bob) Singh Dhillon (Chair) • Cody Church • Andrew Kim	• Navjeet (Bob) Singh Dhillon (Chair) • Cody Church • Andrew Kim

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Nominees

Adam Waterous
Non-Independent Director(1) — Executive Chairman
Alberta, Canada Director since: August 2020

Mr. A. Waterous founded WEF in December 2016 and is currently Managing Partner and Chief Executive Officer of WEF. Mr. A. Waterous is also the Executive Chairman of Greenfire. Prior to founding WEF, Mr. A. Waterous served as Global Head of Investment Banking and Head of Energy and Power, North America at Scotiabank, where he was responsible for all of Scotiabank’s global Equity and Advisory activities and Scotia Waterous. Mr. A. Waterous co-founded Waterous & Co., a predecessor firm to Scotia Waterous, in September 1991, where he was a member of the firm’s Executive Committee and the head of the firm. Mr. A. Waterous holds an Honours Business Administration degree from the University of Western Ontario and a Master of Business Administration from Harvard Business School. Being in the top five percent of his class at Harvard, he was designated a Baker Scholar.

2024 Board and Committee Meeting Attendance
Board (Executive Chair)	7 / 7
Nominating Committee (Chair)	2 / 2
Securities Held
Common Shares (as of February 17, 2025)	Nil(2)(3)
Other Reporting Issuer Directorships
Greenfire Resources Ltd. (Executive Chair)

Notes:

1.      Mr. A. Waterous is not independent by virtue of being the Managing Partner and Chief Executive Officer of WEF. Mr. A. Waterous is a nominee of the WEF Manager pursuant to the WEF Investment Rights Agreement.

2.      Excludes shares associated with the interests held by Mr. A. Waterous in certain of the WEF Shareholders.

3.      Mr. A. Waterous may be considered to exercise some degree of control and direction over the common shares beneficially owned, directly or indirectly, or controlled or directed by, the WEF Shareholders, which equal in the aggregate 170,536,718 common shares, representing approximately 79.6% of the outstanding common shares. Further, the business and affairs of each WEF Shareholder and WEF General Partner are managed by the WEF Manager, which is owned indirectly and controlled by Mr. A. Waterous.

Steve Fagan
Independent Director(1) — Vice Chairman
Alberta, Canada Director since: August 2020

Mr. Fagan has devoted his leadership to the start-up and growth of Canadian oil and gas companies through executive and director roles for the past 25 years. In December 2016, Mr. Fagan founded Strath and was President, Chief Executive Officer and Director until its merger with Cona in August 2020 to create Strathcona; Mr. Fagan was an executive officer of the Company until August 2021. Prior thereto, Mr. Fagan was President and Chief Executive Officer of Mosaic, President and Chief Executive Officer of Addison Energy Inc. and held positions at Sequoia Exploration, Inc., Telesis Oil and Gas, and Imperial Oil Limited. Mr. Fagan has an MBA from the Ivey School of Business at Western University, a Bachelor of Commerce from Memorial University of Newfoundland and holds the ICD.D designation from the Canadian Institute of Corporate Directors.

2024 Board and Committee Meeting Attendance
Board (Vice Chair)	7 / 7
Audit Committee(2)	-
Reserves Committee (Chair)(2)	-
Securities Held
Common Shares (as of February 17, 2025)	189,098(3)
Other Reporting Issuer Directorships
None

Notes:

1.     Mr. Fagan became an independent director in August 2024.

2.     Mr. Fagan was appointed to the Audit Committee and Reserves Committee on November 13, 2024. There were no Audit Committee or Reserves Committee meetings held between November 13, 2024 and December 31, 2024.

3.     Of the common shares beneficially owned, controlled or directed by Mr. Fagan, 143,615 shares are registered in the name of Mr. Fagan, 34,906 shares are registered in the name of 1040231 Alberta Ltd. and 10,577 shares are registered in the name of Mr. Fagan’s spouse.

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Navjeet (Bob) Singh Dhillon
Independent Director — Lead Director
Alberta, Canada Director since: October 2023

Mr. Dhillon is the Founder, President and CEO of Mainstreet Equity Corp., a publicly traded real estate corporation on the TSX, since 2000. In 2021, Mr. Dhillon was appointed as an Officer in the Order of Canada. He was also awarded the Queen Elizabeth II Platinum Jubilee Medal in 2022, and the Diamond Jubilee Medal in 2012. From 2020 to 2022, Mr. Dhillon served as a member of the Honorable Jason Kenny’s Alberta Energy Recovery Council. In 2021, Mr. Dhillon completed the ICD-Rotman Directors Education Program in conjunction with the University of Calgary, Haskayne School of Business. He graduated with his MBA from Ivey School of Business at Western University in 1998. Mr. Dhillon is also the owner of National Payments, a Visa and MasterCard approved merchant-processing business in the financial services sector. He is the Honorary Consul General of Belize for Canada. Mr. Dhillon served on the board of the Canada Mortgage and Housing Corporation from 2015 to 2024, and currently serves on the boards of Alberta Investment Management Corporation and Invest Alberta Corporation.

2024 Board and Committee Meeting Attendance
Board (Lead Director)	7 / 7
Audit Committee(1)	4 / 4
Compensation Committee (Chair)	1 / 1
Nominating Committee	2 / 2
Reserves Committee	1 / 1
Securities Held
Common Shares (as of February 17, 2025)	20,139(2)
Other Reporting Issuer Directorships
Mainstreet Equity Corp.

Notes:

1.     Mr. Dhillon was a member of the Audit Committee until November 13, 2024.

2.     Of the common shares beneficially owned, controlled or directed by Mr. Dhillon, 17,010 shares are registered in the name of Mr. Dhillon and 3,129 shares are registered in the name of Pan Pacific Mercantile.

Cody Church
Independent Director
Alberta, Canada Director since: October 2023

Mr. Church has thirty years of experience in the financial markets and is the Founder and Chief Executive Officer of Clear North Capital Partners, a Calgary-based private equity focused investment group, since 2019. Previously, Mr. Church co-founded and served as Senior Managing Director of TriWest Capital Partners (1997 – 2018), where TriWest raised five private equity funds with cumulative capital commitments of over $1.25 billion. Mr. Church has served on the public boards of Edgefront REIT (now called Nexus REIT), Source Energy Services Ltd., Decibel Cannabis Corporation Inc. and Chairs the Boards of a number of private businesses, including POI Business Solutions and Rapid Span Group. Mr. Church was also Vice Chair of the Board of Governors of the University of Calgary and inaugural Chair of the Alberta Indigenous Opportunity Corp (AIOC). Mr. Church holds a Bachelor of Economics from Harvard University.

2024 Board and Committee Meeting Attendance
Board	7 / 7
Audit Committee (Chair)	4 / 4
Compensation Committee	1 / 1
Reserves Committee(1)	1 / 1
Securities Held
Common Shares (as of February 17, 2025)	13,331
Other Reporting Issuer Directorships
None
Note: 1. Mr. Church was a member of the Reserves Committee until November 13, 2024.

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Connie De Ciancio
Non-Independent Director(1) — Chief Commercial Officer
Alberta, Canada Director since: October 2023

Ms. De Ciancio has more than 25 years of experience in the oil and gas sector focused in business development, stakeholder relations, human resources and sustainability. Ms. De Ciancio is currently the Chief Commercial Officer of Strathcona, and prior thereto held the role of Vice President, Corporate from August 2020 to October 2024. Prior to joining Strathcona in 2020, Ms. De Ciancio was VP Business Development & Land at Strath since January 2017. Prior thereto, Ms. De Ciancio was Vice President, Land of Mosaic Energy Ltd., a private company focused on liquids rich Montney development. Ms. De Ciancio was a Land Manager at a junior E&P focused on Cardium development, just prior to her time at Mosaic Energy Ltd. Ms. De Ciancio started her career at Petro-Canada Oil and Gas where she held various positions, including Negotiating Landman, Joint Venture Representative and Team Leader. Ms. De Ciancio’s career has been focused on asset growth through deal generation. Ms. De Ciancio has a Bachelor of Commerce, with a focus in Petroleum Land Management from the University of Calgary, Haskayne School of Business.

2024 Board and Committee Meeting Attendance
Board	7 / 7
Securities Held
Common Shares (as of February 17, 2025)	51,636
Other Reporting Issuer Directorships
None
Note: 1. Ms. De Ciancio is not independent as a result of being an executive officer of the Company. She is also a nominee of the WEF Manager pursuant to the WEF Investment Rights Agreement.

Henry Hager
Non-Independent Director(1)
Connecticut, United States Director since: August 2020

Mr. Hager currently is a Managing Director of WEF, a role he has served since January 2018. Mr. Hager previously served as Director with Kohlberg Kravis Roberts and in various roles with Constellation Energy Corporation. Mr. Hager also served in a number of capacities in President George W. Bush’s administration. Mr. Hager currently serves as a board member of the George W. Bush Presidential Center and Building Conservation Trust. Mr. Hager earned a Bachelor of Science in Business from Wake Forest University and an MBA from the Darden School of Business at the University of Virginia.

2024 Board and Committee Meeting Attendance
Board	7 / 7
Nominating Committee	2 / 2
Reserves Committee(2)	1 / 1
Securities Held
Common Shares (as of February 17, 2025)	23,190(3)
Other Reporting Issuer Directorships
Greenfire Resources Ltd.

Notes:

1.     Mr. Hager is not independent as a result of being Managing Director of WEF. Mr. Hager is a nominee of the WEF Manager pursuant to the WEF Investment Rights Agreement.

2.     Mr. Hager was a member of the Reserves Committee until November 13, 2024.

3.     Excludes shares associated with the interests held by Mr. Hager in certain of the WEF Shareholders.

10 | Strathcona Resources Ltd.	2025 Management Information Circular

Andrew Kim
Non-Independent Director(1)
Ontario, Canada Director since: August 2020

Mr. Kim currently is the Chief Financial Officer of WEF, a role he has served since December 2016. Mr. Kim previously served as President of Crescentwood Capital Corp., Pyxis Capital Inc., HAL Concepts Ltd., Graystone Corporation and as President and Director of Stonington Capital Corporation, CBOC Continental Inc. and Vice President of Finance of Unicorp Energy Corporation. Mr. Kim is a Chartered Public Accountant and holds an Honours Bachelor of Mathematics from the University of Waterloo.

2024 Board and Committee Meeting Attendance
Board	7 / 7
Audit Committee	4 / 4
Compensation Committee	1 / 1
Securities Held
Common Shares (as of February 17, 2025)	3,613,561(2)(3)
Other Reporting Issuer Directorships
Greenfire Resources Ltd.

Notes:

1.     Mr. Kim is not independent as a result of being Chief Financial Officer of WEF. Mr. Kim is a nominee of the WEF Manager pursuant to the WEF Investment Rights Agreement.

2.     Of the common shares beneficially owned, controlled or directed by Mr. Kim, 3,400 shares are registered in the name of Mr. Kim, 3,347,870 shares are registered in the name of Crescentwood Capital Corp. and 262,291 shares are registered in the name of Canyon Creek Management Inc..

3.     Excludes shares associated with the interests held by Mr. Kim in certain of the WEF Shareholders.

David Roosth
Non-Independent Director(1)
Texas, United States Director since: October 2024

Mr. Roosth is a Managing Director of WEF. Prior to joining WEF in 2018, Mr. Roosth was a Principal on the energy team for Kohlberg Kravis Roberts, where he was involved in a variety of corporate and asset-level energy and natural resources transactions. Before Kohlberg Kravis Roberts, he was with TPH Partners, where he was involved in middle-market equity investments in the energy industry. Prior to TPH Partners, Mr. Roosth was with Tudor, Pickering, Holt & Co., where he focused primarily on strategic advisory and M&A transactions for companies in the energy industry. Mr. Roosth has been actively involved in a number of non-profit organizations and currently serves as a board member of the Houston Urban Debate League. Mr. Roosth holds a Bachelor of Arts in Economics from Yale University, where he graduated magna cum laude and was elected to Phi Beta Kappa.

2024 Board and Committee Meeting Attendance
Board(2)	1 / 1
Reserves Committee(2)	-
Securities Held
Common Shares (as of February 17, 2025)	5,798(3)
Other Reporting Issuer Directorships
Greenfire Resources Ltd.

Notes:

1.     Mr. Roosth is not independent as a result of being a Managing Director of WEF.

2.     Mr. Roosth was appointed to the Board on October 31, 2024 and joined the Reserves Committee on November 13, 2024. There was one Board meeting and no Reserves Committee meetings held between October 31, 2024 and December 31, 2024.

3.     Excludes shares associated with the interests held by Mr. Roosth in certain of the WEF Shareholders.

11 | Strathcona Resources Ltd.	2025 Management Information Circular

Connor Waterous
Non-Independent Director(1) — Chief Financial Officer
Alberta, Canada Director since: April 2023

Mr. C. Waterous is currently the Chief Financial Officer of Strathcona, and prior thereto held the role of Senior Vice President & Chief Financial Officer of Strathcona from April 2023 to October 2024. Mr. C. Waterous is also a co-founder and Managing Director of WEF, a role he has served since December 2016. Mr. C. Waterous previously served as an associate on the energy team for Kohlberg Kravis Roberts from 2014 to 2017, was a member of the energy private equity team at the Blackstone Group and the natural resources investment banking group at Barclays Capital. Mr. C. Waterous has been a member of a variety of community organizations, including the Catholic Big Brothers and Big Sisters, and is currently a member of the Strathcona-Tweedsmuir School Alumni Board. Mr. C. Waterous holds a Bachelor of Arts degree with a concentration in Economics from Harvard College where he graduated Magna Cum Laude and was elected Phi Beta Kappa. Being in the top five percent of his class, he was designated a John Harvard Scholar.

2024 Board and Committee Meeting Attendance
Board	7 / 7
Securities Held
Common Shares (as of February 17, 2025)	44,638(2)
Other Reporting Issuer Directorships
None

Notes:

1.     Mr. C. Waterous is not independent as a result of being an executive officer of the Company. He is also a nominee of the WEF Manager pursuant to the WEF Investment Rights Agreement.

2.     Excludes shares associated with the interests held by Mr. C. Waterous in certain of the WEF Shareholders.

WEF Investment Rights Agreement

The WEF Investors are entitled to certain director nomination and other shareholder rights pursuant to the WEF Investment Rights Agreement.

While the Board consists of nine members, the WEF Manager will have the right to designate: (i) two director nominees for election to the Board for so long as the WEF Investors own or exercise control or direction over 5% or more of the outstanding common shares; (ii) four director nominees for election to the Board for so long as the WEF Investors exercise control or direction over 30% or more of the outstanding common shares; and (iii) five director nominees for election to the Board for so long as the WEF Investors exercise control or direction over 50% or more of the outstanding common shares. The nominees of the WEF Manager for election to the Board shall be required to, at all times while serving on the Board, meet the qualification requirements to serve as a director under the ABCA, applicable securities laws and the rules of any stock exchange on which the common shares are then listed for trading. No nominee may be an individual who is not acceptable to any stock exchange on which the common shares are then listed or any securities commission or similar regulatory authority in each of the provinces of Canada.

The nominees of the WEF Manager are Messrs. A. Waterous, C. Waterous, Kim, Hager and Ms. De Ciancio.

If the size of the Board is changed, the foregoing rights shall be adjusted accordingly such that the WEF Manager will be entitled to nominate the same percentage of the total number of members on the Board as it is entitled to based on a Board of nine directors.

For so long as the WEF Manager is entitled to have one or more nominees on the Board, the WEF Manager may designate one of the directors to be the chair of the Board, who, until he resigns or is replaced by the WEF Manager with another nominee, shall be Mr. A. Waterous. In addition, for so long as the WEF Manager is entitled to have one or more nominees on the Board, Strathcona shall be required to take such action as may be necessary to ensure that at least one of the nominees of the WEF Manager is appointed to each committee of the Board, if and as desired by the WEF Manager from time to time, subject to applicable laws relating to members and the composition of such committees.

Further, for so long as the WEF Manager is entitled to have one or more nominees on the Board, the WEF Manager may appoint a certain number of individuals to attend meetings of the Board (and any committee thereof) as non-voting observers, such that the aggregate number of directors nominated by the WEF Manager and the number of non-voting observers appointed by the WEF Manager shall be equal to seven, provided that, notwithstanding the foregoing, for so long as one or more of the initial nominees of the WEF Manager are not affiliated with the WEF Manager or the WEF Investors, the WEF Manager shall have the right to appoint one additional non-voting observer.

12 | Strathcona Resources Ltd.	2025 Management Information Circular

The foregoing summary is qualified in its entirety by reference to the provisions of the WEF Investment Rights Agreement. A copy of the WEF Investment Rights Agreement is available under the Company’s profile on SEDAR+ at www.sedarplus.ca and a summary of further details has been included in the Company’s most recent AIF, which is also available under the Company’s profile on SEDAR+.

Director Compensation

Independent directors receive an annual cash retainer of $200,000. The total compensation paid to directors of Strathcona during the year ended December 31, 2024, other than directors who also serve as executives of Strathcona, is set out in the table below. In 2024, directors’ compensation was not paid to non-independent directors.

Name	Fees earned ($)	All other compensation ($)	Total ($)
Steve Fagan(1)	75,000	—	75,000
Cody Church	200,000	—	200,000
Navjeet (Bob) Singh Dhillon	200,000	—	200,000

Note:

1.	Fees earned are from the date Mr. Fagan became an independent director in August 2024.

In accordance with the Company’s share ownership guidelines, the minimum share ownership requirement for independent directors has been set to common shares valued at 300% of the total annual retainer. Directors are required to reach this level within five years of becoming subject to the share ownership guidelines, or five years from the date of any increase in their annual retainer, as applicable. Based upon the annual cash retainer of $200,000 for 2024, the minimum director share ownership requirement for each of Messrs. Fagan, Church and Dhillon is currently $600,000 worth of common shares and each of them has until October 3, 2028 to achieve this level of ownership.

13 | Strathcona Resources Ltd.	2025 Management Information Circular

Additional Information Regarding Directors

Corporate Cease Trade Orders, Penalties or Sanctions, Bankruptcies

Except as described below, no proposed director is, as at the date of this Circular, or has been, within the 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including Strathcona) that: (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days (an “Order”), that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as described below, no proposed director is, as at the date of this Circular, or has been within 10 years before the date of this Circular, a director or executive officer of any company (including Strathcona) that, while the proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Mr. Fagan and Ms. De Ciancio each acted as officers of Mosaic on, or during the 12-months preceding, April 26, 2016, the date on which Mosaic was placed into receivership (the “Receivership Order”). Following the Receivership Order, a sale and solicitation process was undertaken, resulting in three separate transactions, in which, all of Mosaic’s oil and gas properties were sold for proceeds sufficient to fully repay the creditors of Mosaic and provide a recovery to the shareholders of Mosaic in the aggregate amount of approximately $160 million.

In connection with a reorganization of Bellatrix Exploration Ltd. (“Bellatrix”), the bondholders of Bellatrix appointed four new directors to the board of directors of Bellatrix in June of 2019, including Mr. Church. On October 2, 2019, an initial order under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) was granted to Bellatrix, whereby PricewaterhouseCoopers Inc. was appointed as Monitor. On July 7, 2020, during the CCAA proceedings, the Alberta Securities Commission issued a cease trade order against Bellatrix as a result of its failure to file interim filings related to the interim period ended March 31, 2020. The remaining directors of Bellatrix resigned on May 25, 2021. The CCAA process formally concluded on September 21, 2022, following a reorganization involving Bellatrix and Spartan Delta Corp.

Mr. Church and a majority of the directors of CatalX CTS Ltd. (“CatalX”) resigned from the board of directors on November 27, 2023 following confirmation from CatalX’s management that CatalX was no longer a going concern. Subsequently, on December 21, 2023, the Alberta Securities Commission issued an interim cease trade order against CatalX, which was extended on January 5, 2024 until January 5, 2025 on the basis that CatalX contravened section 93.2 of the Securities Act (Alberta) by failing to abide by an undertaking given to the Alberta Securities Commission. On January 19, 2024, the Court of King’s Bench of Alberta made an order placing the assets of CatalX into receivership pursuant to the Bankruptcy and Insolvency Act (Alberta) and the matter remains ongoing.

Mr. Church acted as a director and officer of Korite International GP Inc. (”Korite GP”), the general partner of Korite International Limited Partnership (”Korite LP”), on or during the 12-months preceding, September 5, 2024, the date on which Korite GP and Korite LP were placed into receivership by an order of the Court of King’s Bench of Alberta pursuant to the Bankruptcy and Insolvency Act (Alberta) in connection with an asset sale transaction with Buffalo Rock Mining Co. Ltd (the “Sale Transaction”). The Sale Transaction was completed on September 9, 2024 and the receivership process formally concluded on September 20, 2024.

No proposed director has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such proposed director.

No proposed director has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

14 | Strathcona Resources Ltd.	2025 Management Information Circular

CORPORATE GOVERNANCE

The disclosure set out below includes disclosure required by NI 58-101 describing the Company’s approach to corporate governance.

Board of Directors

Size of the Board of Directors

Should all proposed director nominees be elected at the Meeting, the Board of Directors will be composed of nine members after the Meeting. We consider the size of the Board of Directors and its committees to be appropriate. Biographical details with respect to the director nominees can be found in the “Nominee Directors” section of this Circular.

Board of Directors and Committee Mandates

The Board of Directors, either directly or through its committees, is responsible for the stewardship of the Company. It is responsible for the supervision of the management of the business and affairs of the Company. In carrying out its duties, the Board of Directors will provide direction to management to pursue the Company’s best interests. The mandate of the Board of Directors (reproduced in Appendix B of this Circular) sets out the duties and responsibilities of the Board of Directors. Oversight of the Company’s strategy, ESG matters, human resource management and risk management are some of the key responsibilities of the Board of Directors, and are discussed in the following pages.

The mandates of the Board of Directors and all its committees authorize independent access to external consultants and advisors to carry out their respective responsibilities.

Board Oversight Responsibilities

In accordance with its mandate, the Board of Directors is responsible for supervising the management of the business and affairs of the Company. These responsibilities include:

•	Strategic Planning: reviewing, approving and overseeing the Company’s strategic planning process and short- and long-term strategic and business plans.

•	Risk Management: reviewing the principal risks associated with the Company’s business and operations (including, but not limited to, risks related to information security, as well as environmental, social and governance) and the implementation and operation of risk mitigation systems.

•	Human Resource Management: reviewing and approving the appointment, compensation and terms of employment of the Chief Financial Officer, Chief Commercial Officer, Chief Operating Officer and other senior management in light of the organizational goals and objectives of the Company.

•	Corporate Governance: developing, reviewing and monitoring the Company’s approach to corporate governance and overseeing potential risks related to governance matters.

•	Environmental and Social Matters: overseeing the Company’s general strategy, policies and initiatives relating to material environmental and social matters.

ESG Oversight

ESG factors of material value or risk to the Company are incorporated into the long-term strategic objectives of the Company, with oversight by the Board. Quarterly, our management team provides an update to the Board on ESG-related topics, including climate-related matters. This informs the Board’s understanding of current operations and potential risks and opportunities to our business and allows the Board to exercise its oversight and provide input relating to such risks and opportunities. Climate-related matters are discussed at these meetings to ensure the Board maintains a consistent level of oversight on climate risks, opportunities, and asset-specific emission sources. The continuous review and insight into ESG metrics, including emissions data, policy or regulatory changes, technical innovations and climate-related funding opportunities, enables the Board to identify material changes and guide future strategic decisions. Additionally, this flow of information and oversight supports the development of effective business plans such as capital expenditures, acquisitions, policies, annual budgets and performance objectives. Further information about our ESG objectives, standards and performance is available in the Sustainability section of the Company’s website at www.strathconaresources.com.

15 | Strathcona Resources Ltd.	2025 Management Information Circular

Risk Management Oversight

At least annually, the Board reviews reports provided by management and committees of the Board on the principal risks associated with the Company’s business and operations (including, but not limited to, risks related to information security, as well as environmental, social and governance), reviews the implementation by management of appropriate systems to identify, assess, manage and mitigate these risks, and reviews reports by management relating to the operation of, and any material deficiencies in, these systems.

Climate-related risks are incorporated into Strathcona’s overall risk management program and are assessed comparably to other business risks. Specific to climate-related risks, we engage an external government relations strategist to advise on changing and new policies and regulations. Staying apprised of changes helps to inform our strategy and identify areas in which operations and activities require modifications or further examination. Our materiality assessment process also identifies material climate-related risks and areas of focus for the business. Our management team and their teams share the responsibility for managing these risks while exploring opportunities to limit our exposure and increase our resilience.

As we progress with digitalization and automation, computer systems can become environments that pose an operational risk. Strathcona has a comprehensive enterprise-wide cybersecurity program and incident response plan with several technical security measures to provide added levels of protection for our information assets, including periodic external assessments and cybersecurity training for employees.

For a detailed explanation of the significant risks applicable to Strathcona and its businesses, see “Risk Factors” in our AIF.

Position Descriptions

The Board of Directors’ mandate and the position descriptions of the Executive Chair of the Board, the committee Chairs and the Lead Director define their respective roles and responsibilities. These mandates, the by-laws of the Company and Board of Directors’ resolutions adopted from time to time clearly delineate management’s responsibilities and define the limits to management’s authority. Strathcona does not have a position of a Chief Executive Officer. The functions of a Chief Executive Officer are primarily performed by the Executive Chairman, with support from the Chief Financial Officer, the Chief Commercial Officer and the Chief Operating Officer of the Company.

The position descriptions of the Executive Chair of the Board, the committee Chairs and the Lead Director are available in the Investor section of the Company’s website at www.strathconaresources.com.

16 | Strathcona Resources Ltd.	2025 Management Information Circular

Board Committees

In addition to the responsibilities described elsewhere in this Circular, the following provides a brief summary of the key functions, roles and responsibilities of Strathcona’s Board committees. The complete text of the mandate of each Board committee is available on Strathcona’s website at www.strathconaresources.com.

Committee and Members	Responsibilities
Audit Committee

The Audit Committee assists the Board in matters relating to Strathcona’s external auditors and the audit process, financial reporting and public communication, risk management, information security and certain other key financial matters. The Audit Committee also assists the Board in matters relating to internal controls of Strathcona’s business processes.

The Audit Committee plays a key role in relation to Strathcona’s external auditors. It initiates and approves their engagement (including fees), subject to shareholder approval, or termination and monitors and reviews their independence, qualifications and performance.

The Audit Committee reviews with management and external auditors, and as appropriate approves, financial reporting matters, the conduct and results of the annual audit, finance and accounting policies and other financial matters. The Audit Committee also reviews, and approves for recommendation to the Board, Strathcona’s annual and quarterly financial statements and annual and quarterly management discussion & analysis.

The Audit Committee is responsible for overseeing management’s identification and assessment of the principal risks to the operations of the Company and the establishment and operation of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Company and the long-term viability of the Company.

The Audit Committee also reviews the Company’s policies relating to the avoidance of conflicts of interest and reviews and approves all payments to be made pursuant to any related party transactions involving executive officers and members of the Board or any significant shareholders of the Company.

Members of the Audit Committee are required to be financially literate. All of Strathcona’s directors, including all members of the Audit Committee, are considered financially literate. The Board has also determined Mr. Kim to be an “audit financial expert”.

The information regarding Strathcona’s audit committee as required by section 5.1 of National Instrument 52-110 – Audit Committees is set forth in the AIF under the heading “Audit Committee Information”.

Cody Church (Chair) Steve Fagan Andrew Kim
Reserves Committee

The Reserves Committee is responsible for appointing and overseeing an independent qualified reserves evaluator and overseeing and managing the overall process relating to the reporting of Strathcona’s reserves and resources data and other oil and gas information and risks.

The Reserves Committee, at least annually, reviews the risks and level of uncertainty associated with the recovery of reserves and resources from the Company’s oil and gas properties and the Company’s provisions for and experience in respect of abandonment and reclamation costs to ensure adequate provision for the future abandonment and reclamation of all wells, plants and facilities.

A majority of the members of the Reserves Committee must satisfy the independence requirements set forth in National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities. The Board has determined that a majority of the members of the Reserves Committee meet this requirement as Messrs. Fagan and Dhillon are considered independent.

Steve Fagan (Chair) Navjeet (Bob) Singh Dhillon David Roosth

17 | Strathcona Resources Ltd.	2025 Management Information Circular

Committee and Members	Responsibilities

Nominating Committee

The Nominating Committee is responsible for establishing policies and procedures for identifying director nominees, developing a succession plan for the Board, recommending the director nominees for consideration by shareholders and the directors to serve on the committees of the Board, undertaking periodic assessments of the size and independence of the Board, reviewing and monitoring the Company’s director education program and examining and making recommendations to the Board in relation to mechanisms of Board renewal.

As a result of Messrs. A. Waterous and Hager acting as members of the Nominating Committee, the Nominating Committee is not composed entirely of independent directors. In order to encourage an objective nomination process, the Nominating Committee is expected to provide periodic reports to the Board of Directors concerning nomination matters and recommendations concerning potential nominees for election or appointment to the Board.

Adam Waterous (Chair) Navjeet (Bob) Singh Dhillon Henry Hager
Compensation Committee

The Compensation Committee is responsible for assisting the Board annually in the areas of executive compensation, succession planning and compensation governance. Key objectives in these areas include: reviewing and making recommendations to the Board with respect to organizational goals and objectives relevant to compensation of the Chief Financial Officer, Chief Commercial Officer and Chief Operating Officer of the Company; evaluating the performance of the Chief Financial Officer, Chief Commercial Officer and Chief Operating Officer in light of those organizational goals and objectives, and making recommendations to the Board with respect to the compensation level of the Chief Financial Officer, Chief Commercial Officer and Chief Operating Officer based on this evaluation; reviewing and recommending the appointment, terms of employment of senior management; reviewing and recommending succession planning matters concerning the members of senior management, as well as general executive development programs and the development of the succession plans of the Company; reviewing and recommending the remuneration (fees and/or retainer) to be paid, and the benefits to be provided, to members of the Board and each of its committees; and considering the potential risks associated with the adoption of the Company’s compensation policies and practices and the adoption of particular organizational and individual objectives under such policies and practices.

A majority of the Compensation Committee is independent, as each of Messrs. Dhillon and Church are considered independent. Mr. Kim is not considered independent due to his relationship with WEF. The Board believes Mr. Kim is able to exercise the impartial judgement necessary to fulfill his responsibilities as a member of the Compensation Committee.

Navjeet (Bob) Singh Dhillon (Chair) Cody Church Andrew Kim

Director Independence

A director is independent if that director, or an immediate family member, has no direct or indirect material relationship with the Company, its subsidiaries or its auditors, and is not a partner, officer or significant shareholder of an entity that has a material relationship with the Company.

The majority of the Board is not independent. Three of the nine candidates proposed for election qualify as independent, as they are independent of management and free from any interest, function, business or other relationship that could, or could reasonably be perceived to, materially interfere with the director’s ability to act in the Company’s best interest. Mr. C. Waterous and Ms. De Ciancio are not considered independent given their current positions as executive officers of Strathcona. Mr. A. Waterous, Mr. Kim, Mr. Hager and Mr. Roosth are not considered independent as a result of each being executive officers or employees of WEF. Additional information relating to each director standing for election can be found in the “Nominee Directors” section of this Circular.

To facilitate the exercise of independent judgment in carrying out its responsibilities, the written mandate of the Board confirms the Board’s support of the practice of meeting regularly without non-independent directors and management so as to facilitate candid discussion among the independent directors. Accordingly, where matters arise at meetings of the Board which require decision making and evaluation that is independent of management and interested directors, the Board may hold in-camera sessions among the independent and disinterested directors, without management and interested directors present at such meeting. In 2024, an in-camera meeting of the independent directors was held at three out of seven Board of Directors meetings. The committees of the Board of Directors did not hold in-camera meetings with independent directors during 2024.

18 | Strathcona Resources Ltd.	2025 Management Information Circular

Mr. A. Waterous, the Executive Chair of the Board, is not independent for the purposes of NI 58-101. Mr. Dhillon has been appointed as the independent Lead Director. The primary role of the Lead Director is to: (i) provide advice to the Chair of the Board to ensure the Board functions effectively and independently; (ii) together with the Chair of the Board, be satisfied that the responsibilities of the Board are effectively carried out in compliance with the Board’s mandate and that the functions of the Board delegated to the committees of the Board are effectively carried out and reported to the Board; and (iii) identify conflicts of interest among the officers of the Company and non-independent members of the Board, and ensure proper corporate governance practices in light of such conflicts.

Where matters or circumstances arise or come before the Board which involve an actual or potential conflict between Strathcona and WEF, Mr. A. Waterous is required to disclose such conflict, and the Board may, among other options available to it, consider the appointment of an independent committee to consider such matters or circumstances or it may hold in-camera sessions without Mr. A. Waterous present.

Messrs. A Waterous, Hager, Kim and Roosth sit on the board of directors of Greenfire. Mr. Dhillon sits on the board of directors of Mainstreet Equity Corp. No other directors of Strathcona are currently directors of any other reporting issuers.

Nomination of Directors

The Nominating Committee assists the Board in fulfilling its responsibilities with respect to nominations of directors. The responsibilities of the Nominating Committee are set forth in “Corporate Governance - Board Committees.” In making recommendations to the Board regarding director nominations, the Nominating Committee considers all relevant factors, including: (i) the needs of the Company and its stage of development; (ii) the competencies and skills that are considered necessary for the Board, as a whole, to possess; (iii) the competencies and skills that each existing director possesses; (iv) the competencies and skills any new nominee would bring to the Board; (v) whether or not any new nominee can devote sufficient time and resources to fulfill his or her duties as a member of the Board, (vi) any agreements or other arrangements concerning the size, qualifications or composition of the Board or that provide one or more of the parties with nomination rights, and (vii) independence and other requirements under applicable law.

Advance Notice By-Law

Strathcona’s By-Law No. 2, A By-Law Relating to Advance Notice of Nominations of Directors (“By-Law No. 2”) sets out a framework for advance notice of nominations of persons for election to the Board. By-Law No. 2 sets deadlines for a certain number of days before a shareholders’ meeting for a shareholder to notify the Company of their intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid. By-Law No. 2 applies at an annual meeting of shareholders or a special meeting of shareholders that was called to elect directors (whether or not also called for other purposes), and may be waived by the Board. It does not affect the ability of shareholders to requisition a meeting or make a proposal under the ABCA. The purpose of this requirement is to treat all shareholders fairly by ensuring that all shareholders, including those participating in a meeting by proxy rather than in person, receive adequate notice of director nominations and sufficient information with respect to all director nominees in connection with any annual or special meeting of shareholders. The Board believes that this requirement establishes a transparent and fair process for all shareholders to follow if they intend to nominate directors, and for all shareholders to have sufficient time and information before they vote for the election of directors. By-Law No. 2 is also intended to facilitate an orderly and efficient meeting process. By-Law No. 2 is available on our website at www.strathconaresources.com and on SEDAR+ at www.sedarplus.ca.

Board of Directors and Board Member Assessment

As at the date hereof, Strathcona does not have a formal process in place to assess the performance of the Board, its committees or its individual members; however, the Board regularly assesses performance on an informal basis, including by seeking feedback from its key stakeholder groups.

Director Term Limits

The Board believes that issues relating to board effectiveness, board renewal and board succession planning are best addressed by a strong Chair of the Board and high-performance board members. The Board is concerned that imposing arbitrary and inflexible director term limits may result in Strathcona losing valued directors at a time when Strathcona most needs their skills, qualities and contributions, as well as their knowledge of the history and culture of Strathcona. Mandatory retirement ages pose the same risk, and the Board does not want to risk the loss of key directors to retirement policies that seem unnecessarily arbitrary and inflexible when such policies may require a high-performing director to retire from the Board. As a result, the Board does not feel that it would be appropriate to set term limits for its directors but rather relies on the experience of its members to determine when changes to the Board’s composition are appropriate.

19 | Strathcona Resources Ltd.	2025 Management Information Circular

Representation of Women on the Board and in Executive Officer Positions

Strathcona has not adopted any written policy or set any targets or mandatory quotas relating to the identification and nomination of directors or executive officers who are female. Strathcona does not specifically consider the level of representation of women on the Board or in executive officer positions when identifying and nominating candidates for election to the Board or making executive officer appointments, as applicable. Strathcona believes that adopting gender-based quotas directly conflicts with its long held practice of nominating and recruiting the best available candidates. The Nominating Committee evaluates potential nominees to the Board by reviewing the individual qualifications of prospective board members by considering such person’s skills, competencies and experience, and then, based on that review, determines if the candidate’s qualifications are relevant taking into consideration the current board composition and the anticipated skills required to round out the capabilities of the Board.

The Board currently has one female director (11%) out of a total of nine directors. Strathcona has one female executive officer (11%) out of nine total executive officers.

Majority Voting Policy

The Board has not adopted a majority voting policy for the election of directors. The Company is exempt from the TSX requirement to adopt such a policy because the WEF Shareholders have a 79.6% voting interest in the Company and is able to control the election and removal of directors serving on the Board.

Orientation and Continuing Education

All new Strathcona directors receive an orientation as to their expected duties and the business of Strathcona and its subsidiaries. This baseline of knowledge serves as a foundation for informed decision-making. Orientation includes a combination of written material, one-on-one meetings with management of Strathcona and briefings from other members of the Board. Further, Strathcona’s directors have ongoing opportunities to increase their knowledge and understanding of Strathcona’s business through briefings from management, third-party consultants and advisors on industry issues and trends as well as relevant legal and financial developments.

Ethical Business Conduct

Code of Conduct

The Board of Directors has adopted a written code of conduct to ensure that Strathcona’s directors, officers, employees and contractors adhere to ethical standards and obey laws.

Each employee and contractor of Strathcona is provided a copy of our code of conduct, which can be accessed on Strathcona’s internal intranet site, as part of their onboarding, and must acknowledge in writing their understanding of the policy. The code of conduct is also available on SEDAR+ at www.sedarplus.ca.

The Board has overall responsibility for monitoring compliance with the code of conduct. To the extent that management is unable to determine whether a breach of the code of conduct has taken place, the Board will review any alleged breach of the code of conduct to determine if a breach has occurred.

In addition, the Board has established an Investigation of Complaints Policy whereby complaints, concerns or suspected violations of our code of conduct may be reported confidentially and anonymously. Strathcona maintains an integrity hotline that is administered by an independent third-party provider, the contact details of which are available on both Strathcona’s internal intranet and external website.

Conflicts of Interest

Strathcona’s code of conduct prohibits activities that could give rise to conflicts of interest unless specifically approved in advance by the Board.

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Some of Strathcona’s directors and officers are engaged and will continue to be engaged in, other activities in the oil and gas industry from time to time, including involvement in or with WEF and Greenfire. Certain limited partnerships comprising WEF hold approximately 56.5% of the issued and outstanding common shares of Greenfire on an undiluted basis. As a result of these and other activities, certain directors and officers of Strathcona may become subject to conflicts of interest from time to time. Conflicts of interest, if any, are subject to and governed by procedures prescribed by the ABCA, which provide that in the event that an officer or director is a party to, or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction, such officer or director shall disclose such officer’s or director’s interest and, with respect to a director, to refrain from voting on any matter in respect of such contract or transaction unless otherwise permitted under the ABCA. Further, the Audit Committee periodically reviews the Company’s policies relating to managing conflicts of interest; the Audit Committee also reviews and approves all payments to be made pursuant to any related party transactions involving executive officers and members of the Board or any significant shareholders of the Company.

Insider Trading Policy

Strathcona has adopted an insider trading policy. The purpose of this policy is to ensure that all insiders, particularly those with access to material undisclosed information, are aware of: (i) their responsibilities to comply with applicable securities laws and applicable stock exchange rules; (ii) the restrictions on trading of securities of the Company and corporate communication activities during certain periods; and (iii) the requirement of Reporting Insiders who trade securities of the Company to file insider reports in compliance with applicable securities laws. This policy applies to all directors, officers, employees, contractors and Reporting Insiders of Strathcona.

STATEMENT OF EXECUTIVE COMPENSATION

Executive Compensation Overview

Our compensation philosophy is based on the following key objectives:

Attracting, maintaining and motivating high performing employees	Maintaining an appropriate relationship between pay and the creation of value for shareholders	Aligning total compensation to Strathcona’s peer group to be competitive with similar roles

Strathcona’s executive compensation framework is key to supporting our strategy. It strikes an appropriate balance between fixed and variable compensation, encouraging participation and behaviour that aligns with our strategy and the long-term interests of Strathcona, our shareholders and other stakeholders. The components of our executive compensation framework are as follows:

Direct Compensation		Indirect Compensation
• Base Salary	• Cash Bonus	• Group Benefits	• Savings Plan	• Perquisites

More information on Strathcona’s executive compensation framework can be found in the following pages of this Circular.

2024 Compensation Highlights

•	In October 2024, following the retirement of Rob Morgan as President and Chief Executive Officer, Strathcona’s leadership structure transitioned from a single, functionally organized executive team working across our entire asset base, to four focused business units, each with their own President and accompanying management team. As part of the new structure, Strathcona appointed Connie De Ciancio as Chief Commercial Officer (“CCO”) and Dale Babiak as Chief Operating Officer (“COO”), who, along with Connor Waterous as Chief Financial Officer (“CFO”), report to Adam Waterous as Executive Chairman. Each business unit President reports jointly to the CFO, CCO, and COO. Scott Seipert, the Senior Vice President, Finance, reports to the CFO. This reorganization reinforces Strathcona’s goal for a lean management structure, focused on accountability for results and the Corporation’s success.

•	Strathcona’s Share Ownership Guidelines were updated to reflect our new leadership structure, particularly the introduction of other C-Suite officers, including the CCO and COO. This policy requires the CFO and other C-Suite officers to hold a minimum percentage of their annual base salary in Strathcona’s shares within a period of five years. See “Share Ownership Guidelines” for further information.

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Strathcona’s Named Executive Officers (NEOs) who are the focus of the Compensation Discussion and Analysis and who appear in the compensation table are:

Name	Title
Adam Waterous	Executive Chairman
Connor Waterous	Chief Financial Officer
Connie De Ciancio	Chief Commercial Officer
Dale Babiak	Chief Operating Officer
Scott Seipert	Senior Vice President, Finance

Mr. Rob Morgan, former President and Chief Executive Officer of Strathcona, is also considered an NEO for the purposes of certain disclosures in this Circular.

Compensation Discussion and Analysis

Compensation Philosophy

Strathcona has a unique compensation system and philosophy, focused on rewarding employees for their performance and results they can control.

Strathcona competes with many other corporations for executive talent and technical and non-technical staff, and Strathcona’s management believes that it is in the best interests of shareholders for Strathcona to attract, maintain and motivate top quality team members by providing a competitive compensation package that maintains an appropriate relationship between pay and the creation of value for shareholders. As such, the Board, with the assistance of the Compensation Committee, determines compensation packages that are consistent with market conditions and align total compensation to that of Strathcona’s peer group or to be competitive with similar roles at other organizations through participation in industry compensation surveys. The compensation of all employees, including executive officers, is consistent with the above practices.

The Board believes Strathcona’s unique approach to executive compensation philosophy encourages alignment, dedication, and commitment to the ongoing growth and success of Strathcona, without motivating them to take unnecessary risk.

Compensation Governance

Strathcona’s executive compensation program is administered by the Board of Directors, with the assistance of the Compensation Committee. A summary of the mandate of the Compensation Committee is provided in the “Corporate Governance – Board Committees” section of this Circular.

The Compensation Committee members have experience in leadership roles involving compensation evaluation, determination and administration. This background provides the Compensation Committee with the collective experience, skills and qualities to effectively make decisions on the suitability of the Company’s compensation policies and practices and to support the Board in carrying out its mandate. Further information on Compensation Committee member experience and skills is provided in the “Nominee Directors” section of this Circular.

Peer Group and Benchmarking

The Board reviews Strathcona’s compensation peer group annually to identify additional companies that should be considered within Strathcona’s compensation peer group as well as those companies that should be removed. In considering potential comparators for executive compensation, the Board may look at a number of metrics, including industry and operational fit, market capitalization, total assets and revenues and production. Based on the foregoing factors, our peer group continues to include:

2024 Compensation Peer Group
MEG Energy Corp.	Whitecap Resources Inc.
Baytex Energy Corp.	Veren Inc.

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Strathcona also relies on publicly available data sources and participates in Mercer Canada’s annual energy industry compensation survey, which entitles the Company to access and use Mercer’s compensation data to benchmark the Company’s compensation against other market participants.

External Consultants and Advisors

Strathcona and the Compensation Committee may engage external advisors to provide advice and information regarding the development of compensation policies, to benchmark Strathcona’s pay and performance against a group of peer companies and to conduct comparative pay analyses. No external advisors were retained in 2024.

Compensation Risk Management

As part of its mandate, the Compensation Committee considers potential risks associated with the adoption of the Company’s compensation policies and practices and the adoption of particular organizational and individual objectives under such policies and practices. While the oil and gas industry, by its nature, requires some level of risk taking, Strathcona structures compensation plans and programs to limit excessive risk. The Compensation Committee does not believe that there are any identified risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse impact on the Company.

Share Ownership Guidelines

To align individual interests with the long-term interests of Strathcona and its shareholders, our share ownership guidelines require executive officers and select other employees, as designated by the Board, to hold a meaningful equity ownership interest in Strathcona. This approach creates alignment between the interests of Strathcona’s executive officers and its investors. Participants are required to achieve and maintain the following levels of ownership of common shares (based on their then current annual salary), within five years of becoming subject to the share ownership guidelines or five years from the date of any increase in their annual retainer or salary, as applicable:

Role	Minimum Ownership Level
Chief Financial Officer	500%
Other C-Suite Officers	250%
Other Executive Officers	200%
Other Designated Employees	100%

These guidelines were updated in November 2024 to reflect minimum ownership requirements for other C-Suite officers following the reorganization of our leadership structure.

Further information on the share ownership guidelines that apply to our independent directors is provided in the “Nominee Directors – Director Compensation” section of this Circular.

Anti-Hedging Policy

The Company’s insider trading policy contains anti-hedging provisions which prohibit directors, officers, employees and contractors of Strathcona from engaging in short selling securities of Strathcona or purchasing financial instruments (including, but not limited to, puts, calls, options, prepaid variable forward contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset, or that may reasonably be expected to have the effect of hedging or offsetting, a decrease in the market value of the securities of Strathcona.

Executive Compensation Framework and its Components

Strathcona’s compensation components aim for a balance between fixed and variable pay to encourage behaviour that aligns with the longer-term interests of Strathcona, its shareholders and other stakeholders. Strathcona’s executive compensation components in 2024 included both direct and indirect compensation elements.

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Base Salary

Our base salaries provide a fixed level of competitive pay that reflects each executive officer’s primary duties and responsibilities.

The actual base salary of each executive officer reflects the complexity of their roles, the function each officer plays in Strathcona’s development and the need to attract and retain talented individuals. Strathcona determines base salaries for its executive officers by referencing market data, including salaries of executive officers in its peer group and by participating in salary surveys for the Canadian oil and gas industry. Base salaries are reviewed annually and may be adjusted based on performance and/or prevailing market conditions.

Annual Cash Bonus

Strathcona provides annual cash bonuses to employees based on a combination of corporate, business unit, and personal performance over the fiscal year. Bonuses are intended to reward outstanding personal contributions while making each employee accountable for the Company’s actual performance.

All permanent employees are eligible to receive an annual cash bonus, the amount of which is determined entirely at the discretion of the Board of Directors as described below and is not guaranteed. Bonuses can vary significantly between employees and are intended to promote a culture of meritocracy which attracts and retains top performing employees, regardless of position or tenure.

The amount of Strathcona’s annual cash bonus pool and the bonus amounts of Strathcona’s NEOs is determined in the sole discretion of the Board of Directors. The remainder of the bonus pool is allocated to each employee by Strathcona’s executive team, considering feedback from each employee’s leader.

The Board of Directors does not use a rigid formula to set the size of the bonus pool and instead considers a range of factors, both quantitative and qualitative, which reflects the Company’s and the individual’s performance within its and his or her control (as compared to various macro-economic factors such as commodity prices), the most important being:

Category	Metric(s)

Capital Efficiency	Finding and development costs on Strathcona’s proved developed producing and proved plus probable reserves ($/boe)(1)

Operating Efficiency	Non-energy operating costs divided by total production volumes ($/boe)

Health, Safety and Environment	Total reportable incident performance, spill performance and regulatory inspections on an annual basis

Note:

1.	Finding and development costs are calculated by the sum of capital expenditures plus the change in future development capital for both proved developed producing and proved plus probable reserves in the relevant period, divided by changes in total reserves, other than from production, for the period.

Group Benefits, Savings Plan and Perquisites

Strathcona’s indirect compensation elements provide each participant and their families with competitive savings and benefits programs and perquisites that best meet their needs and lifestyle.

Executives participate in the same group benefit plan as employees, which provides a comprehensive suite of medical, dental, life, disability and other insurance coverage, as well as an annual health or lifestyle spending account, for themselves and their dependents.

Strathcona’s savings plan allows executives and permanent employees to contribute a portion of their salary to a group Registered Retirement Savings Plan or group Non-Registered Retirement Plan managed by a third-party administrator. Investment options include a daily interest account, a guaranteed investment, a variable investment fund or the purchase of common shares of Strathcona. Employee contributions are matched 1:1 by Strathcona in an amount up to 9% of their salary.

Perquisites include transportation and/or parking allowances.

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Strathcona does not provide a pension plan, options or share-based compensation to its officers or employees.

Performance Graph

The following graph compares the cumulative total shareholders return from October 5, 2023 to December 31, 2024, assuming an initial investment of $100 with all dividends reinvested, compared to the S&P/TSX Capped Energy Index and our peer group average over the same period. Changes in executive compensation from 2023 to 2024 in part reflect the reorganization of our leadership structure in October 2024 (see “2024 Compensation Highlights” above).

Name	Oct 5, 2023(1)	Dec 31, 2023	Dec 31, 2024
Strathcona Resources Ltd.	$100.00	$71.53	$107.04
Peer Group Average(2)	$100.00	$89.30	$87.28
S&P/TSX Capped Energy Index	$100.00	$96.66	$110.83
NEO Compensation(3)	n/a	$11,141,972	$7,888,462

Notes:

1.	Strathcona’s common shares began trading on the Toronto Stock Exchange on October 5, 2023.

2.	Peer group includes Baytex Energy Corp., MEG Energy Corp., Veren Inc. and Whitecap Resources Inc.

3.	NEO Compensation reflects the total compensation of our named executive officers set forth in the summary compensation table for the applicable period

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Summary Compensation Table

The following table provides a summary of compensation paid to our NEOs for the years ended December 31, 2024 and 2023.

Name and Position	Year	Salary ($)	Annual Cash Bonus(1) ($)	All Other Compensation(2) ($)	Total Compensation ($)
Adam Waterous(3)	2024	—	—	—	—
Executive Chairman	2023	—	—	—	—
Connor Waterous	2024	400,000	1,853,000	41,400	2,294,400
Chief Financial Officer	2023	220,718	804,822	23,690	1,049,230
Connie De Ciancio(4)(5)	2024	335,552	1,228,000	482,200	2,045,752
Chief Commercial Officer	2023	312,000	873,600	33,480	1,219,080
Dale Babiak(4)(5)	2024	335,552	1,039,000	479,050	1,853,602
Chief Operating Officer	2023	312,000	873,600	63,708	1,249,308
Scott Seipert(5)	2024	321,750	892,000	480,958	1,694,708
Senior Vice President, Finance	2023	312,000	873,600	33,480	1,219,080

Notes:

1.	Annual cash bonus plan payments represent amounts earned in respect of a fiscal year and were determined and approved by the Board in March and paid in April of the following year.

2.	All other compensation includes the value of transportation allowances, the value of employer contribution matching as part of Strathcona’s savings plan, retirement allowances where applicable.

3.	For his role as Executive Chairman, Mr. A. Waterous does not receive any compensation.

4.	Ms. De Ciancio and Mr. Babiak were appointed CCO and COO, respectively, on October 25, 2024.

5.	In November 2024, Ms. De Ciancio, Mr. Babiak, Mr. Seipert, and Mr. Grabas each received one-time cash payments of $446,600, $412,270, $446,600, and $412,270, respectively, in consideration for the termination of their respective executive employment agreements in place at the time. These amounts are included in all other compensation.

Mr. Morgan, the former President and Chief Executive Officer of Strathcona, retired on October 31, 2024. During 2024, he received total compensation of $4,637,643, comprised of $445,833 in salary and $4,191,809 of other compensation, which included a retirement allowance consistent with the terms of his executive employment agreement in place at the time. During 2023, he received total compensation of $2,750,401, comprised of $500,000 in salary, an annual cash bonus payment of $2,200,001 and other compensation of $50,400.

Termination and Change of Control Benefits

Strathcona’s NEOs and other executive officers are not party to executive employment agreements that contain termination (whether voluntary, involuntary or constructive) or change of control benefits. Strathcona believes this avoids misalignment between management and shareholders under change of control situations, and minimizes friction between an officer and Strathcona if either party is dissatisfied with their position. As part of the reorganization of our leadership structure that occurred during 2024, all prior executive employment agreements were terminated.

Indebtedness of Directors and Executive Officers

No current or proposed director, executive officer or employee of Strathcona, or any former director, executive officer or employee of Strathcona, or any associate of any of the foregoing, is, or has been at any time during 2024, excluding routine indebtedness, indebted to Strathcona or its subsidiaries, either in connection with the purchase of Strathcona securities or otherwise.

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HOW TO CONTACT US

Financial information concerning Strathcona is provided in Strathcona’s audited consolidated financial statements and the management’s discussion & analysis for the year ended December 31, 2024. Copies of Strathcona’s financial statements and management’s discussion & analysis are available upon request from Strathcona at 1900, 421 – 7th Avenue S.W., Calgary, Alberta T2P 4K9.

Additional information relating to Strathcona may be obtained on Strathcona’s website at www.strathconaresources.com or under Strathcona’s corporate profile on SEDAR+ at www.sedarplus.ca.

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GLOSSARY OF TERMS

ABCA	Business Corporations Act (Alberta)
AIF	Strathcona’s Annual Information Form for the year ended December 31, 2024
bbl	barrels of oil
Board or Board of Directors	Board of Directors of the Company
boe	barrels of oil equivalent
Circular	this management information circular
common shares or shares	common shares of the Company
Company or Strathcona	Strathcona Resources Ltd.
Cona	Cona Resources Ltd.
ESG	environmental, social and governance
Greenfire	Greenfire Resources Ltd.
mcf	thousand cubic feet
MD&A	Strathcona’s Management Discussion & Analysis for the year ended December 31, 2024
Meeting	the annual meeting of shareholders to be held on April 16, 2025
Mosaic	Mosaic Energy Ltd.
NI 58-101	National Instrument 58-101 – Disclosure of Corporate Governance Practices
Odyssey	Odyssey Trust Company
Reporting Insider	those insiders who are “reporting insiders” of the Company, as such term is defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions
shareholders	holders of common shares
Strath	Strath Resources Ltd., a predecessor of the Company
TSX	Toronto Stock Exchange
WEF	Waterous Energy Fund
WEF General Partners	collectively, WEF GP (US) Corp. (as the general partner of Waterous Energy Fund (US) LP); WEF GP (International) Ltd. (as general partner of Waterous Energy Fund (International) LP); WEF GP (Canadian) Corp. (as the general partner of Waterous Energy Fund (Canadian) LP); WEF II GP Aggregator Corp. (as the general partner of Waterous Energy Fund II Aggregator LP); WEF Osum I GP Ltd. (as the general partner of WEF Osum Co-Invest I LP); WEF Osum II GP Ltd. (as the general partner of WEF Osum Co-Invest II LP); and WEF Osum III GP Ltd. (as the general partner of WEF Osum Co-Invest III LP)
WEF Investment Rights Agreement	the Investment Rights Agreement dated October 3, 2023 among Strathcona, the WEF Manager and the WEF Shareholders
WEF Investors	the WEF Shareholders and certain of their affiliates and other entities advised or managed by the WEF Manager
WEF Manager	Waterous Energy Fund Management Corp.
WEF Shareholders	collectively, Waterous Energy Fund (Canadian) LP, Waterous Energy Fund (US) LP, Waterous Energy Fund (International) LP, WEF Osum Co-Invest I LP, WEF Osum Co-Invest II LP, WEF Osum Co-Invest III LP, Waterous Energy Fund II Aggregator LP, WEF Co-Investment GP (International) Corp. and WEF Co-Investment GP (Canadian) Corp.

Measurement Conversion

Strathcona has adopted the standard of six thousand cubic feet of gas to one bbl of oil (6 mcf:1 bbl) when converting natural gas to barrels of oil equivalent boe. Any figure presented in boe may be misleading, particularly if used in isolation. The foregoing conversion ratio is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Given that the value ratio based on the current price of oil as compared to natural gas is significantly different from the energy equivalent of 6:1, utilizing a conversion on a 6:1 basis may be misleading.

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APPENDIX A – AMENDED AND RESTATED BY-LAW NO.1

AMENDED AND RESTATED BY-LAW NO. 1

A by-law relating generally to the
transaction of the business and affairs of

STRATHCONA RESOURCES LTD.

Contents

One	- Interpretation

Two	- Business of the Corporation

Three	- Borrowing and Security

Four	- Directors

Five	- Committees

Six	- Officers

Seven	- Protection of Directors, Officers and Others

Eight	- Shares

Nine	- Dividends and Rights

Ten	- Meetings of Shareholders

Eleven	- Notices

Twelve	- Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

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TABLE OF CONTENTS

SECTION 1	- INTERPRETATION
1.01	Definitions
SECTION 2	- BUSINESS OF THE CORPORATION
2.01	Registered Office
2.02	Agent for Service
2.03	Corporate Seal
2.04	Financial Year
2.05	Execution of Instruments
2.06	Banking Arrangements
2.07	Voting Rights in Other Bodies Corporate
2.08	Divisions
SECTION 3	- BORROWING AND SECURITY
3.01	Borrowing Power
3.02	Delegation
SECTION 4	- DIRECTORS
4.01	Number of Directors
4.02	Qualification
4.03	Board Composition
4.04	Election and Term
4.05	Removal of Directors
4.06	Vacation of Office
4.07	Vacancies
4.08	Action by the Board
4.09	Meeting by Electronic Means
4.10	Place of Meetings
4.11	Calling of Meetings
4.12	Notice of Meeting
4.13	First Meeting of New Board
4.14	Adjourned Meeting
4.15	Regular Meetings
4.16	Board Meeting Chair
4.17	Lead Director
4.18	Managing Director
4.19	Quorum
4.20	Votes to Govern
4.21	Conflict of Interest
4.22	Remuneration
SECTION 5	- COMMITTEES
5.01	Committees of the Board
5.02	Transaction of Business
5.03	Audit Committee
5.04	Advisory Bodies
5.05	Procedure
SECTION 6	- OFFICERS
6.01	Appointment
6.02	Chair of the Board
6.03	Chief Financial Officer
6.04	Secretary
6.05	Powers and Duties of Officers
6.06	Term of Office
6.07	Agents and Attorneys
6.08	Conflict of Interest
SECTION 7	- PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
7.01	Limitation of Liability
7.02	Indemnity
7.03	Insurance

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SECTION 8	- SHARES
8.01	Issuances of Shares, Options or Rights
8.02	Commissions
8.03	Dealing with Registered Holders
8.04	Security Certificates
8.05	Replacement of Security Certificates
8.06	Joint Shareholders
8.07	Deceased Shareholders
8.08	Transfer Agents and Registrars
8.09	Electronic, Book-Based or Other Non-Certificated Registered Positions
SECTION 9	- DIVIDENDS AND RIGHTS
9.01	Dividends
9.02	Dividend Payments
9.03	Record Date for Dividends and Rights
SECTION 10	- MEETINGS OF SHAREHOLDERS
10.01	Annual Meetings
10.02	Special Meetings
10.03	Place of Meetings
10.04	Meeting by Electronic Means
10.05	Participation in Meeting by Electronic Means
10.06	Notice of Meetings
10.07	List of Shareholders Entitled to Notice
10.08	Record Date for Notice
10.09	Chair, Secretary and Scrutineers
10.10	Persons Entitled to be Present
10.11	Quorum
10.12	Right to Vote
10.13	Proxyholders and Representatives
10.14	Time for Deposit of Proxies
10.15	Joint Shareholders
10.16	Votes to Govern
10.17	Show of Hands / Voice Vote
10.18	Ballots
10.19	Termination, Adjournment and Postponement
SECTION 11	- NOTICES
11.01	Method of Giving Notices
11.02	Notice to Joint Shareholders
11.03	Computation of Time
11.04	Undelivered Notices
11.05	Omissions and Errors
11.06	Persons Entitled by Death or Operation of Law
11.07	Waiver of Notice
11.08	Electronic Documents
11.09	Interpretation
SECTION 12	- EFFECTIVE DATE
12.01	Effective Date
12.02	Repeal

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SECTION 1 - INTERPRETATION

1.01         Definitions. - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Alberta), and any regulations promulgated thereunder, including the Regulations, or any statute that may be substituted therefor, as amended from time to time;

“applicable securities laws” means the applicable securities legislation of each relevant province and territory of Canada and the respective rules, regulations, instruments, blanket orders and blanket rulings and published policies, policy statements and notices of the securities commission and similar regulatory authorities of each such province and territory of Canada, in each case as amended from time to time;

”appoint” includes “elect” and vice versa;

“articles” means the articles attached to the Certificate of Amalgamation of the Corporation as amended or restated from time to time;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation in force and effect from time to time ;

“cheque” includes a draft;

“close of business” means 5:00 pm (Calgary time) on a business day in Calgary, Alberta or Toronto, Ontario;

“Corporation” means the corporation amalgamated under the Act by the certificate to which the articles are attached and named “STRATHCONA RESOURCES LTD.”;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“public announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval + at www.sedarplus.ca;

“recorded address” has the meaning set forth in section 11.09;

“Regulations” means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations; and

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

Except as defined above, words and expressions defined in the Act and the Regulations, including the terms “reporting issuer”, “electronic means” and “resident Albertan”, have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing one gender include all genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

SECTION 2 - BUSINESS OF THE CORPORATION

2.01         Registered Office. - The registered office of the Corporation shall be at the place within the Province of Alberta as is specified in the notice thereof filed with the articles and thereafter as the board may determine from time to time .

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2.02	Agent for Service.

(a)	The Corporation shall appoint an agent for service who is a resident Albertan as is specified in the notice thereof filed with the articles and thereafter as the board may determine from time to time, and may appoint an alternative agent for service in accordance with the Act.

(b)	Upon the resignation, death or revocation of the appointment of the agent for service or any alternative agent for service, the Corporation shall comply with all notice requirements under the Act and, in the case of an agent for service, forthwith appoint a new agent for service.

2.03         Corporate Seal. - The Corporation may have one or more different corporate seals, which seals may be adopted or changed by the board from time to time.

2.04         Financial Year. - The financial year of the Corporation shall end on such date as may be determined by the directors from time to time.

2.05         Execution of Instruments. - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one person who is an officer or director of the Corporation. In addition, the board may, by resolution, establish certain protocols and authorities for signing of deeds, transfers, assignments, contracts, obligations, certificates and other instruments on behalf of the Corporation. Any signing authority may affix the corporate seal to any instrument requiring the same. The secretary of the Corporation, acting alone, may certify the accuracy and subsisting nature of minutes (or extracts thereof) of any meetings of shareholders, other security holders, directors and committees of the board, or any written resolutions adopted in lieu of any such meeting.

2.06         Banking Arrangements. - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may be designated by or under the authority of the board from time to time. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may prescribe from time to time.

2.07         Voting Rights in Other Bodies Corporate. - The signing authorities of the Corporation under section 2.05 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for them. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.08         Divisions. - The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon a basis, including, without limitation, types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division, the board or, subject to any direction by the board, the chief executive officer, if any, may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a)	Subdivision and Consolidation - the further division of the business and operations of any division into sub-units and the consolidation of the business and operations of any divisions and sub-units;

(b)	Name - the designation of any division or sub-unit by, and the carrying on of the business and operations of any division or sub-unit under, a name other than the name of the Corporation, provided that the Corporation shall set out its name in legible characters in all places required by law; and

(c)	Officers - the appointment of officers for any division or sub-unit, the determination of their powers and duties, and the removal of any officers so appointed, provided that any such officers shall not, by reason of their being officers of a division or sub-unit, be officers of the Corporation.

SECTION 3 - BORROWING AND SECURITY

3.01         Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

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(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any obligation; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02         Delegation. – Subject to the Act, the board may from time to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board may determine at the time of such delegation.

SECTION 4 - DIRECTORS

4.01         Number of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. The board shall consist of not fewer than the minimum number of directors required by the Act for a reporting issuer, applicable securities laws and applicable stock exchange requirements.

4.02         Qualification. - No person shall be qualified for election as a director if: they are less than 18 years of age; if they are a represented adult as defined in the Adult Guardianship and Trusteeship Act (Alberta) or are the subject of a certificate of incapacity that is in effect under the Public Trustee Act, are a formal patient as defined in the Mental Health Act (Alberta), or have been found to be a person of unsound mind by a court elsewhere than in Alberta; if they are not an individual; or if they have the status of bankrupt. A director need not be a shareholder.

4.03         Board Composition. - At least such number of directors as may be specified by the Act for a reporting issuer, applicable securities laws, and applicable stock exchange requirements shall not be officers or employees of the Corporation or of its affiliates.

4.04         Election and Term. - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.05         Removal of Directors. - Subject to the Act, the shareholders may by resolution passed at a meeting of shareholders specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.06         Vacation of Office. - A director ceases to hold office when: the director dies; the director is removed from office by the shareholders; the director ceases to be qualified for election as a director; or their resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.07         Vacancies. - Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board.

4.08         Action by the Board. - The board shall manage the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to section 4.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Any such resolution in writing may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

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4.09         Meeting by Electronic Means. - A director may participate in a meeting of the board or of a committee of the board by electronic means, and a director participating in such a meeting by electronic means is deemed to be present at the meeting, and the directors may determine that the meeting shall be held, in accordance with the Act, entirely by electronic means.

4.10         Place of Meetings. - Subject to section 4.09, meetings of the board may be held at any place.

4.11         Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chair of the board, the lead director, the managing director, the chief executive officer, the president (in each case, if any) or any two directors may determine.

4.12         Notice of Meeting. - Notice of the time and location, or information required to access the meeting in the case of a meeting held by electronic means, of each meeting of the board shall be given in the manner provided in Section Eleven to each director not less than forty-eight hours before the time when the meeting is to be held. No notice of a meeting of the board shall be necessary if all the directors in office are present or if those absent waive notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

4.13         First Meeting of New Board. - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14         Adjourned Meeting. - Notice of an adjourned meeting of the board is not required if the date, time and place of the adjourned meeting is announced at the original meeting.

4.15         Regular Meetings. - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16         Board Meeting Chair. - The chair of any meeting of the board shall be the first mentioned of the following as have been appointed and who is a director and is present at the meeting: chair of the board, the lead director, the managing director, the chief executive officer or the president, as applicable. If no such individual is present, the directors present shall choose one of their number to be chair of the meeting. The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation is absent, the chair of the meeting shall appoint a person, who need not be a director, to act as secretary of the meeting.

4.17         Lead Director. - If the chair of the board is not an independent member of the board, as determined under applicable securities laws, the board may appoint a lead director from among the Corporation’s independent directors. If appointed, the board may assign to the lead director any of the powers and duties that are by any provisions of this by-law assigned to the chair of the board.

4.18         Managing Director. - The board may appoint from among the directors a managing director and delegate to such managing director, subject to the restrictions contained in the Act, any of the powers of the board, except authority to conduct extraordinary business.

4.19         Quorum. - The quorum for the transaction of business at any meeting of the board shall be a majority of directors.

4.20         Votes to Govern. - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.21         Conflict of Interest. - A director, or person who is acting in the capacity of a director, who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation, shall disclose in writing to the Corporation, or request to have entered in the minutes of the meetings of directors, the nature and extent of that interest at the time and in the manner provided by the Act whether or not such material contract or material transaction or proposed material contract or proposed material transaction is one that, in the ordinary course the Corporation’s business would require approval by directors or shareholders. Such a director, or person who is acting in the capacity of a director, shall not vote on any resolution to approve any such contract or transaction or proposed contract or transaction except as permitted by the Act.

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4.22         Remuneration. - The directors shall be paid such remuneration for their services as the board may from time to time determine. Subject to section 4.03, nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 5 - COMMITTEES

5.01         Committees of the Board. - The board may appoint, from among its number, one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise.

5.02         Transaction of Business. - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Subject to section 4.09, meetings of such committee may be held at any place in or outside Canada.

5.03         Audit Committee. - The board shall appoint annually, from among its number, an audit committee to be composed of not fewer than three directors who meet the applicable requirements as may be specified by the Act, applicable securities laws and applicable stock exchange requirements. The audit committee shall have the powers and duties provided for in the Act and applicable securities laws and, in addition, such other powers and duties as the board may determine.

5.04         Advisory Bodies. - The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05         Procedure. - Unless otherwise determined by the board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

SECTION 6 - OFFICERS

6.01          Appointment. – The board may appoint, from time to time, an executive chair, a chief executive officer, a chief financial officer, a secretary, one or more vice-presidents (to which title may be added words indicating seniority or function) and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to section 6.02, an officer may but need not be a director.

6.02          Chair of the Board. - The board shall appoint a director as the chair of the board. The chair of the board shall have such other powers and duties as the board may specify, including those of an executive chair.

6.03          Chief Financial Officer. - The chief financial officer shall have such powers and duties as the board may specify.

6.04          Secretary. - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. The secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. In addition to the foregoing, the secretary shall have such other powers and duties as otherwise may be specified.

6.05          Powers and Duties of Officers. - The powers and duties of all officers shall be such as the terms of their engagement call for or as the board or (except for those whose powers and duties are to be specified only by the board) the chief executive officer, if any, may specify, and, to the extent not otherwise so specified or delegated, and subject to the Act, shall be those usually incidental and pertaining to their respective offices. The board and (except as aforesaid) the chief executive officer, if any, may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, otherwise directs.

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6.06          Term of Office. - The board, in its discretion, may remove any officer of the Corporation. Otherwise, each officer appointed by the board shall hold office until their successor is appointed or until their earlier resignation.

6.07          Agents and Attorneys. - The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

6.08          Conflict of Interest. - An officer, or person who is acting in the capacity of an officer, shall disclose their interest in any material contract or material transaction or proposed material contract or material transaction with the Corporation in accordance with section 4.21.

SECTION 7 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01          Limitation of Liability. - Every director and officer of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on their part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of their office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations or from liability for any breach thereof.

7.02          Indemnity. - Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal administrative, investigative or other action or proceeding to which they are involved by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) they acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful. The Corporation may also indemnify such person in such other circumstances as the Act or law permits. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03          Insurance. - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the board may from time to time determine.

SECTION 8 - SHARES

8.01          Issuances of Shares, Options or Rights. - Subject to the Act and the articles, the board may from time to time authorize the issuance of shares of the Corporation, and may allot or grant options or other rights or instruments to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02          Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of their purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03          Dealing with Registered Holders. - Subject to the Act, the Corporation may treat the registered holder of any share of the Corporation as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

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8.04          Security Certificates. - Every holder of one or more securities of the Corporation shall be entitled, at their option, to a security certificate that complies with the Act, or to a non-transferable written acknowledgement of their right to obtain a security certificate in accordance with the Act.

Any such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.05, which signatures may be printed or otherwise mechanically reproduced thereon. Every such printed or mechanically reproduced signature shall for all purposes be deemed to be the signature of the signing authority whose signature it reproduces and shall be binding upon the Corporation and need not be under the corporate seal. A certificate executed as aforesaid shall be valid notwithstanding that the signing authority whose printed or mechanically reproduced signature appears thereon no longer holds office at the date of issue of the certificate. Notwithstanding the foregoing, unless the board otherwise determines, certificates in respect of which a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent has been appointed shall not be valid unless countersigned by or on behalf of such registrar, transfer agent, branch transfer agent or issuing or other authenticating agent.

8.05          Replacement of Security Certificates. - The board or any officer or agent designated by the board may in the board or such officer or agent’s discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.06          Joint Shareholders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate or other evidence of ownership in respect thereof, and delivery of such certificate or other evidence of ownership to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate or other evidence of ownership issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.07          Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents (if any).

8.08          Transfer Agents and Registrars. - The Corporation may from time to time, in respect of each class of securities issued by it, appoint a trustee, transfer or other agent to keep the securities register and the register of transfers and a registrar, trustee or agent to maintain a record of issued security certificates and may appoint one or more persons or agents to keep branch registers, and, subject to the Act, one person may be appointed to keep the securities register, register of transfers and the records of any issued security certificates. Such appointment may be terminated at any time by the board.

8.09          Electronic, Book-Based or Other Non-Certificated Registered Positions. - For greater certainty but subject to section 8.04, a registered shareholder may have their holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration system or account or other non-certificated entry or position on the register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation, in conjunction with its transfer agent (if any). This by-law shall be read such that a registered holder of securities of the Corporation pursuant to any such electronic, book-based, direct registration system or account or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of securities evidenced by a physical security certificate. The Corporation and its transfer agent (if any) may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a security registration system by electronic, book-based, direct registration system or account or other non-certificated means.

SECTION 9 - DIVIDENDS AND RIGHTS

9.01          Dividends. - Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

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9.02          Dividend Payments. - A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at their recorded address, or, by electronic funds transfer to the bank account designated by the registered holder, unless such holder otherwise directs. In the case of joint holders, the cheque or payment shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, or the electronic funds transfer as aforesaid, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque or payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.03         Record Date for Dividends and Rights. – The board may, within the period prescribed by the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive payment of any dividend shall be at the close of business on the day on which the board passes the resolution relating to such dividend.

SECTION 10 - MEETINGS OF SHAREHOLDERS

10.01       Annual Meetings. – Subject to the Act, the board shall call an annual meeting of shareholders: (a) not later than 18 months after the date of the Corporation’s articles; and (b) subsequently, not later than 15 months after holding the last preceding annual meeting of shareholders, but no later than six months after the end of the Corporation’s preceding financial year, unless such longer period is permitted under applicable securities laws and applicable stock exchange requirements. The annual meeting of shareholders shall be held for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02       Special Meetings. - The board shall have power to call a special meeting of shareholders at any time.

10.03       Place of Meetings. - Subject to section 10.04, meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in or outside Alberta.

10.04       Meeting by Electronic Means. - If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, the directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by electronic means.

10.05       Participation in Meeting by Electronic Means. - Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by any electronic, telephonic or other method that the Corporation has made available for that purpose. A person participating in a meeting by electronic means is deemed for the purposes of the Act to be present at the meeting.

10.06       Notice of Meetings. - Notice of the time and location, or information required to access the meeting in the case of a meeting held by electronic means, of each meeting of shareholders shall be given in the manner provided in Section Eleven within the period prescribed by the Act to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.07       List of Shareholders Entitled to Notice. - The Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, showing the number of shares held by each shareholder entitled to vote at the meeting, within the period prescribed by the Act. If a record date for the meeting is fixed pursuant to section 10.08, the shareholders listed shall be those registered at the close of business on such record date. If no record date for notice of the meeting is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

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10.08       Record Date for Notice. - If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.09       Chair, Secretary and Scrutineers. - The chair of any meeting of shareholders shall be the first mentioned of such of the following directors or officers as have been appointed and who is present at the meeting: chair of the board, lead director, managing director, chief executive officer, president, or a vice-president who is a shareholder. If no such person is present within fifteen minutes from the time fixed for holding the meeting of shareholders, the persons present and entitled to vote shall choose one of their number to be chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The chair of any meeting of shareholders may appoint one or more persons (who need not be shareholders) to act as scrutineer or scrutineers at the meeting of shareholders.

10.10       Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.11       Quorum. - A quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled, and together holding or representing by proxy shares of the Corporation having not less than twenty five percent of the outstanding votes entitled to be cast at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.12       Right to Vote. - Every person named in the list referred to in section 10.07 shall be entitled to vote the shares shown thereon opposite their name at the meeting to which such list relates, except to the extent that: (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of their shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of their shares after the date on which such list is prepared, and (b) the transferee, having produced properly endorsed certificates or other evidence of registered ownership evidencing such shares or having otherwise established that they own such shares, has demanded not later than two days before the meeting or any shorter period that the chair of the meeting may permit that their name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting.

10.13       Proxyholders and Representatives. - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder and one or more alternate proxyholders, to attend and act as their representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or their attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chair of the meeting. Any such proxyholder or representative need not be a shareholder.

10.14       Time for Deposit of Proxies. - The board may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight hours, excluding Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting. Notwithstanding the foregoing, the chair of a meeting of shareholders may, in their sole discretion, determine to accept all, but not less than all, proxies which have been deposited following the time so specified.

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10.15       Joint Shareholders. - If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares, but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.16       Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands, voice vote or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

10.17       Show of Hands / Voice Vote. - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands or voice vote, unless a ballot thereon is required or demanded as hereinafter provided, and upon a show of hands or voice vote every person who is present and entitled to vote shall have one vote, subject to any provision of the Act restricting the ability of a proxyholder or alternate proxyholder to vote by way of show of hands where such person has conflicting instructions from more than one shareholder. Whenever a vote by show of hands or voice vote shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. Any vote referred to in this section 10.17 may be held, in accordance with the Act, partly or entirely by electronic means if made available by the Corporation. Any person participating in a meeting of shareholders under sections 10.04 or 10.05 and entitled to vote at that meeting may vote by electronic means if made available by the Corporation.

10.18       Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands or voice vote has been taken thereon, the chair may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which they are entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.19       Termination, Adjournment and Postponement. - The chair of a meeting of shareholders may terminate the meeting following the conclusion of all business which may properly come before the meeting. A meeting of shareholders may be adjourned only upon the affirmative vote of a majority of the votes cast in respect of the shares present or represented in person or by proxy at the meeting. Any business may be brought before or dealt with at any adjourned meeting which may have been brought up or dealt with at the original meeting. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than thirty days, it is not necessary to give notice of the resumption of the meeting if the time and place for resuming the meeting are announced at the meeting which is adjourned. The directors may postpone any meeting of shareholders previously called by the directors.

SECTION 11 - NOTICES

11.01       Method of Giving Notices. - Any notice (including any communication or document) to be given (including sent, delivered or served) pursuant to the Act, the Regulations, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to their recorded address or if mailed to them at their recorded address by prepaid ordinary or air mail or if sent to them at their recorded address by any means of prepaid transmitted or recorded communication or if sent to them by electronic transmission in accordance with the provisions of applicable laws relating to the sending of such documents by electronic transmission. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given, with the exception of any notice given pursuant to section 10.06, when deposited in a post office or public letter box, and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

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11.02       Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03       Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included, unless the computation of time is required by law to be performed differently.

11.04       Undelivered Notices. - If any notice given to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because they cannot be found, the Corporation shall not be required to give any further notices to such shareholder until they inform the Corporation in writing of their new address.

11.05       Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06       Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom they derive their title to such share prior to their name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which they became so entitled) and prior to their furnishing to the Corporation the proof of authority or evidence of their entitlement prescribed by the Act.

11.07       Waiver of Notice. - Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to them under the Act, the Regulations, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08       Electronic Documents. - A requirement under the by-laws that a notice, document or other information be provided in writing may be satisfied by providing an electronic document and a requirement under the by-laws for a signature or that a document be executed, in relation to an electronic document, may be satisfied, in each case, if the requirements in the Act in respect thereof are met.

11.09       Interpretation. - In this by-law, “recorded address” means: in the case of a shareholder their address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board, their latest address as recorded in the records of the Corporation.

SECTION 12 - EFFECTIVE DATE

12.01       Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

12.02       Repeal. - All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

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The foregoing by-law was approved by the directors of the Corporation effective November 13, 2024.

(signed) “Adam Waterous”

Adam Waterous
Executive Chairman

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APPENDIX B – BOARD MANDATE

BOARD OF DIRECTORS MANDATE

EFFECTIVE Date: November 13, 2024

1.	Purpose

The members of the Board of Directors (the “Board”) are responsible for supervising the management of the business and affairs of Strathcona Resources Ltd. (the “Corporation”). The Board, directly and through its committees and the executive chair of the Board (the “Chair”) and lead director of the Board (the “Lead Director”), shall provide direction to senior management, generally through the Chief Financial Officer, Chief Commercial Officer and Chief Operating Officer of the Corporation (collectively, “Executive Management”), to pursue the best interests of the Corporation.

2.	Membership

Number of Members

Subject to compliance with the Applicable Requirements (as defined below), the Corporation’s constating documents, and any agreements or other arrangements concerning the size of the Board, the Board shall be comprised of such number of members as determined by the Board from time to time.

Term of Members

At each annual meeting of the Corporation’s shareholders, the Board must permit shareholders to vote on the election of all members of the Board. Each member of the Board shall serve until the member resigns, ceases to be qualified for service as a member of the Board or is removed in compliance with the Applicable Requirements.

Term of Members

At each annual meeting of the Corporation’s shareholders, the Board must permit shareholders to vote on the election of all members of the Board. Each member of the Board shall serve until the member resigns, ceases to be qualified for service as a member of the Board or is removed in compliance with the Applicable Requirements.

Chair of the Board

Subject to compliance with any agreements or other arrangements concerning such matter, the members of the Board shall designate a Chair by majority vote of the full Board membership, following consideration of the recommendation of the Nominating Committee of the Board (the “Nominating Committee”).

If the Chair is not an independent member of the Board, the independent directors shall select from among their number, following consideration of the recommendation of the Nominating Committee, a further director who will act as the lead director of the Board (the “Lead Director”).

General

Each director must have an understanding of the Corporation’s principal operational and financial objectives, plans and strategies, and financial position and performance. Each director is expected to attend all meetings of the Board and any Board committee of which they are a member. Directors are expected to have read and considered, in advance of each meeting, the materials sent to them and to actively participate in the Meetings.

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Directors must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors who experience a significant change in their personal circumstances, including a change in their principal occupation, are expected to advise the chair of the Nominating Committee of such change.

Directors may serve on the boards of other public issuers so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Directors must advise the Chair in advance of accepting an invitation to serve on the board of another public issuer.

3.	Meetings

Frequency of Meetings

The Board shall meet as often as the Board considers appropriate to fulfill its responsibilities, but in any event at least once per fiscal quarter.

Quorum

No business may be transacted by the Board at a meeting of the Board unless a quorum of the Board is present, as specified in the Corporation’s by-laws. Members may participate in a meeting of the Board by electronic means, and a member participating in such a meeting by electronic means is deemed to be present at the Meeting.

Secretary and Minutes

The Corporation’s Corporate Secretary shall act as secretary at any meeting of the Board, and if the Corporation’s Corporate Secretary is absent, the chair of the Meeting shall appoint a person, who need not be a director, to act as secretary of the Meeting. Minutes and other records of meetings and activities of the Board shall be recorded and maintained in sufficient detail to convey the substance of all discussions held and shall be, on a timely basis, subsequently presented to the Board for approval.

Attendance of Non-Members

The Chair may invite to a meeting of the Board any officers or employees of the Corporation, legal counsel, advisors and other persons whose attendance it considers necessary or desirable in order to carry out its responsibilities.

Meetings of Independent Directors

The independent directors may, at their discretion, hold ad hoc meetings, either during or outside of a meeting of the Board that are not attended by management or non-independent directors of the Board.

Access to Management and Books and Records

The Board shall have free and unrestricted access at all times, either directly or through its duly appointed representatives, to the Corporation’s management and employees and the books and records of the Corporation.

4.	Responsibilities

The Board shall have the responsibilities outlined below and may, subject to compliance with applicable laws and regulations, delegate such responsibilities to a committee of the Board. In addition to these responsibilities, the Board shall perform the responsibilities required of a board of directors by the Corporation’s governing corporate statute, applicable Canadian securities laws, any exchange upon which securities of the Corporation are listed, or any governmental or regulatory body exercising authority over the Corporation, as are in effect from time to time (collectively, the “Applicable Requirements”) or as the Board otherwise deems necessary or appropriate.

Strategic Planning

(b)	Strategic Plans

The Board shall periodically review and, if advisable, approve the Corporation’s strategic planning process, monitor the implementation thereof and, at least annually, review and, if advisable, approve the Corporation’s strategic planning process and short- and long-term strategic and business plans prepared by management (or any material amendments to, or variances from, such plans). In discharging this responsibility, the Board shall review the plans in light of management’s assessment of industry practices, emerging trends, the competitive environment, the capital markets, the significant business practices and products and the opportunities and risks for the businesses of the Corporation.

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(b)	Business and Capital Plans

The Board shall periodically review and, if advisable, approve the policies and processes generated by management relating to the authorization of major investments and significant allocations of capital, monitor the implementation thereof and, at least annually, review and, if advisable, approve the Corporation’s annual business and capital plans (or any material amendments to, or variances from, such plans).

Risk Management

(a)	General

At least annually, the Board shall review reports provided by management and committees of the Board on the principal risks associated with the Corporation’s business and operations (including, but not limited to, risks related to information security, as well as environmental, social and governance), review the implementation by management of appropriate systems to identify, assess, manage and mitigate these risks, and review reports by management relating to the operation of, and any material deficiencies in, these systems.

(c)	Verification of Controls

The Board shall verify that appropriate internal, financial, non-financial and business control and management information systems have been established, and are being maintained, by management.

Financial-Related and Reserves Disclosure Matters

(a)	Approval of Financial Reports

The Board shall review the annual and interim financial statements of the Corporation, the auditors’ report thereon (as applicable) and the related management discussion & analysis of the Corporation’s financial condition and financial performance (“MD&A”) and earnings press release, as well as the audit committee of the Board’s (the “Audit Committee”) recommendations in respect of the approval thereof. After completing its review, if advisable, the Board shall approve the annual and interim financial statements, the related MD&A and earnings press release.

(d)	Nomination and Compensation

The Board shall review the recommendations of the Audit Committee concerning the nomination and compensation of the external auditors and, if advisable, approve such nomination and compensation.

(c)	Approval of Annual Reserves Disclosure

The Board shall review the Corporation’s statement of reserves and resources, as applicable, and other oil and gas information (the “Statement of Reserves/Resources Data”), the reports of the Corporation’s independent qualified reserves evaluators regarding the evaluation or audit and review of the Corporation’s reserves and resources data, as applicable (the “Evaluator’s Report”) and the report of management and directors in respect of the Statement of Reserves/Resources Data and the Report (the “Report of Management and Directors”), as well as the reserves committee of the Board (the “Reserves Committee”) recommendations in respect of the approval thereof. After completing its review, if advisable, the Board shall approve the content and the filing of the Statement of Reserves/Resources Data and the Report of Management and Directors and the filing of the Evaluator’s Report.

Human Resource Management

(a)	Senior Management

The Board shall review the recommendations of the compensation committee of the Board (the “Compensation Committee”) with respect to organizational goals and objectives relevant to the compensation of Executive Management and other officers of the Corporation appointed from time to time (collectively, “senior management”) and, if advisable, approve (with or without modifications) such goals and objectives.

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Subject to compliance with any agreements or other arrangements concerning such matter, the Board shall review the recommendations of the Compensation Committee concerning the appointment, compensation and other terms of employment of senior management and, if advisable, approve (with or without modifications) such appointment, compensation and other terms of employment.

(e)	Integrity of Senior Management

The Board shall, to the extent feasible, satisfy itself as to the integrity of the members of senior management and that the members of senior management strive to create a culture of integrity throughout the Corporation.

(d)	Director Remuneration

The Board shall review the recommendations of the Compensation Committee concerning the remuneration (fees and/or retainer) to be paid, and the benefits to be provided, to members of the Board and each of its committees for service in applicable capacities and, if advisable, approve (with or without modifications) such remuneration.

Nomination Matters

(a)	General

The Board shall periodically review reports of the Nominating Committee concerning nomination matters.

(f)	Nominee Identification

The Board shall review the recommendations of the Nominating Committee concerning the potential nominees for election or appointment to the Board and, after considering:

(i)	the results of the Board and director effectiveness evaluation process;

(ii)	the competencies, skills and other qualities that the Nominating Committee considers to be necessary for the Board as a whole to possess, the competencies, skills and other qualities that the Nominating Committee considers each existing director to possess, and the competencies, skills and other qualities each new nominee would bring to the Board;

(iii)	the amount of time and resources that nominees have available to fulfill their duties as Board members;

(iv)	any agreements or other arrangements concerning the size, qualifications or composition of the Board or that provide one or more of the parties with nomination rights; and

(v)	any applicable independence and/or other Applicable Requirements,

(a)            approve, if advisable (with or without modifications) the individual nominees for consideration by, and presentation to, the shareholders at the Corporation’s next annual meeting of shareholders or appointment to the Board between such meetings.

(c)	Committees of the Board

The Board shall annually evaluate the performance, and review the work, of its committees. The Board shall annually, or as otherwise required or deemed advisable, review the recommendations of the Nominating Committee concerning the individual directors to serve on (or to depart from) the standing committees of the Board and, after considering:

(i)	the qualifications for membership on each committee;

(ii)	the extent to which there should be a policy of periodic rotation of directors among the committees;

(iii)	the results of the committee and director effectiveness evaluation process;

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(iv)	the number of other boards and committees on which the directors serve; and

(v)	any agreements or other arrangements concerning the size, qualifications or that provide one or more of the parties with nomination rights,

(b)	approve the appointment of such directors to (or departure from) the committees as the Board deems advisable.

(b)	Director Independence

The Board shall periodically review the Board’s and the Board committees’ ability to act independently from management in fulfilling their responsibilities and in doing so the Board shall review the application and evaluation by the Nominating Committee of the director independence standards applicable to members of the Board.

(c)	Board and Committee Size and Board Renewal

The Board shall review the recommendations of the Nominating Committee concerning: (i) any reductions or increase in the size of the Board or any Board committee; and (ii) mechanisms of Board renewal, and if advisable, approve (with or without modifications) such reduction or increase or the adoption of any such mechanisms.

(d)	Succession Review

The Board shall periodically review the recommendations of the Nominating Committee with respect to the succession plans of the Corporation for the Chair. The Board shall also periodically review the recommendations of the Compensation Committee with respect to succession planning matters concerning management, as well as general executive development programs and the development of the succession plans of the Corporation.

Corporate Governance

(a)	General

To fulfil its responsibilities with respect to corporate governance matters, the Board shall:

(i)	develop the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Corporation;

(ii)	periodically review overall governance principles, monitor disclosure and best practices of comparable and leading companies and consider corporate governance issues for review, discussion or action by the Board or a committee of the Board;

(iii)	oversee the Corporation’s approach to appropriately addressing potential risks related to governance matters;

(iv)	review and approve any governance disclosure of the Corporation before it is publicly disclosed; and

(v)	take such other actions regarding the Corporation’s corporate governance that the Board shall reasonably deem to be appropriate and in the best interests of the Corporation or otherwise necessary in accordance with the Applicable Requirements.

(e)	Board Effectiveness and Independence

The Board, the Chair and the Lead Director shall ensure that an appropriate system is in place to evaluate the effectiveness of the Board, as well as the committees of the Board and individual directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties and working together effectively.

The Board may consider and adopt procedures to ensure that the Board and committees of the Board function independently of management.

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(f)	Position Descriptions

The Board will approve position descriptions for the Chair, the Lead Director and the chairs of the standing Board committees. The Board shall periodically review such position descriptions and approve the adoption of any changes as it may determine are necessary or advisable.

(g)	Committees of the Board

The Board has established the Audit Committee, the Nominating Committee, the Compensation Committee and the Reserves Committee of the Board. Subject to the Applicable Requirements, the Board may establish other Board committees or merge or dissolve any Board committee at any time. The Board shall approve mandates for any new Board committees and periodically review the mandates for each existing Board committee and approve the adoption of any changes as it may determine are necessary or advisable.

(h)	Ethics Monitoring

The Board has adopted the code of ethics of the Corporation (the “Code”), which is applicable to directors, officers and employees of the Corporation, among others. The Board, the Chair and Lead Director shall: (i) monitor conflicts of interest (real or perceived) of members of the Board and management in accordance with the Code; (ii) monitor compliance with, material departures from, and investigations and any resolutions of complaints received under, the Code and, if advisable, approve waivers from the Code; and (iii) approve the adoption of any changes to the Code as it may determine are necessary or advisable.

(i)	Director Development and Evaluation

The Corporation shall provide the resources, information and training reasonably required for all directors to fulfill their duties as directors. Each new director may request the Corporation to conduct an initial orientation for such director. The Board shall periodically review the recommendations of the Nominating Committee concerning proposed changes to the Corporation’s director education programs and if advisable, approve (with or without modifications) the adoption of any such changes.

Environmental and Social Matters

In addition to the specific governance matters covered by this mandate of the Board (this “Mandate”), the Board shall oversee the Corporation’s general strategy, policies and initiatives relating to material environmental (including, but not limited to, sustainability) and social matters (including, but not limited to, diversity).

Communications

The Corporation will inform its shareholders of its progress through annual financial reporting materials, Circular, quarterly interim reports and periodic press releases as required pursuant to the Applicable Requirements. Directors and management will meet with the Corporation’s shareholders at the annual meeting and will be available to respond to questions at that time.

2.	Outside Advisors

The Board shall have the authority to seek, retain and terminate, from a source independent of management, external accounting, legal, consulting or other advisors from a source independent of management, at the expense of the Corporation to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors without consulting or obtaining the approval of any officer of the Corporation. The Corporation shall provide appropriate funding, as determined by the Board, for the services of these advisors.

6.	No Rights Created

This Mandate is a statement of broad policies and is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all Applicable Requirements, as well as in the context of the Corporation’s constating documents, it is not intended to establish any legally binding obligations.

7.	Mandate Review

The Board shall periodically review and assess the adequacy of this Mandate and approve the adoption of any changes as it may determine are necessary or advisable.

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